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Oppenheimer Quest Value Fund, Inc.
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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This  Statement  of  Additional   Information  is  not  a  Prospectus.   This  document  contains  additional
information  about the Fund and supplements  information in the Prospectus  dated February 28, 2002. It should be read together  with the  Prospectus,  which may be  obtained  by  writing to the Fund's  Transfer  Agent,  OppenheimerFunds
Services,  at P.O. Box 5270,  Denver,  Colorado 80217, or by calling the Transfer Agent at the toll-free  number shown above, or by downloading it from the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

Contents
                                                                                                       Page
About the Fund

About Your Account

Financial Information About the Fund

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional  Information contains supplemental  information about those policies and risks and the types of securities  that the Fund's  Investment  Manager,  OppenheimerFunds,  Inc.,  can select for the
Fund.  Additional  information  is also  provided  about the  strategies  that the Fund may use to try to achieve  its objective.

The Fund's  Investment  Policies.  The composition of the Fund's  portfolio and the techniques and strategies that the
Fund's Sub-Advisor,  OpCap Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the  investment  techniques  and  strategies  described  below in seeking its goal.  It may use some of the special investment techniques and strategies at some times or not at all.

         In  selecting  securities  for the Fund's  portfolio,  the  Sub-Advisor  evaluates  the merits of  particular securities  primarily  through the exercise of its own investment  analysis.  In the case of corporate  issuers,  that process may  include,  among other  things,  evaluation  of the  issuer's  historical  operations,  prospects  for the industry  of which the issuer is part,  the  issuer's  financial  condition,  its  pending  product  developments  and business (and those of competitors),  the effect of general market and economic  conditions on the issuer's  business, and legislative  proposals that might affect the issuer. In the case of foreign  securities,  the Sub-Advisor may also consider  the  conditions  of a  particular  country's  economy  in  relation  to the U.S.  economy  or other  foreign economies,  general  political  conditions in a country or region,  the effect of taxes, the efficiencies and costs of particular markets and other factors when evaluating the securities of issuers in a particular country.

         |X|  Investments  in Equity  Securities.  The Fund does not limit its  investments  in equity  securities  to issuers  having a market  capitalization  of a specified size or range,  and while it emphasizes  securities of medium and  large-capitalization  issuers, the Fund can also invest in securities of small-capitalization  issuers. At times, the Fund may increase the relative  emphasis of its equity  investments  in securities  of one or more  capitalization ranges,  based  upon  the  Sub-Advisor's  judgment  of where  the best  market  opportunities  are to seek the  Fund's objective.  At times,  the market may favor or disfavor  securities of issuers of a particular  capitalization  range, and securities of  small-capitalization  issuers may be subject to greater price volatility in general than securities of larger companies.  Therefore, if the Fund has substantial investments in smaller-capitalization  companies at times
of  market   volatility,   the  Fund's   share  price   could   fluctuate   more  than  that  of  funds   focusing  on
larger-capitalization issuers.

                  |_| Value  Investing.  In selecting  equity  investments  for the Fund's  portfolio,  the  portfolio manager  currently uses a value  investing  style. In using a value  approach,  the portfolio  manager seeks stock and other equity  securities  that appear to be  temporarily  undervalued,  by various  measures,  such as  price/earnings ratios.  This  approach  is subject to change and may not  necessarily  be used in all cases.  Value  investing  seeks stocks  having  prices  that are low in relation  to their real worth or future  prospects,  in the hope that the Fund will realize  appreciation  in the value of its  holdings  when other  investors  realize the  intrinsic  value of the stock.

         Using value investing  requires  research as to the issuer's  underlying  financial  condition and prospects.
Some of the measures used to identify these securities include, among others:
         |_|  Price/Earnings  ratio,  which is the stock's price  divided by its earnings per share.  A stock having a price/earnings  ratio lower than its historical  range, or the market as a whole or that of similar companies may offer attractive investment opportunities.
         |_|  Price/book  value  ratio,  which is the stock price  divided by the book value of the company per share, which measures the company's stock price in relation to its asset value.
         |_|  Dividend Yield is measured by dividing the annual dividend by the stock price per share.
         |_|  Valuation of Assets  which  compares the stock price to the value of the  company's  underlying  assets, including their projected value in the marketplace and liquidation value.

                  |_| Preferred  Stocks.  Preferred  stock,  unlike common stock,  has a stated  dividend rate payable from the corporation's  earnings.  Preferred stock dividends may be cumulative or  non-cumulative,  participating,  or auction rate.  "Cumulative"  dividend  provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred  stocks to decline.  Preferred  stock may have  mandatory  sinking fund  provisions,  as well as  provisions allowing calls or redemptions  prior to maturity,  which can also have a negative impact on prices when interest rates decline.  Preferred stock generally has a preference over common stock on the  distribution of a corporation's  assets in the event of liquidation of the  corporation.  The rights of preferred  stock on  distribution  of a  corporation's assets in the event of a liquidation are generally  subordinate to the rights  associated  with a  corporation's  debt securities.  Preferred  stock  may be  "participating"  stock,  which  means  that it may be  entitled  to a  dividend exceeding the stated dividend in certain cases.

                  |_| Rights and Warrants.  Warrants  basically are options to purchase equity  securities at specific prices  valid for a specific  period of time.  Their  prices do not  necessarily  move  parallel  to the prices of the underlying  securities.  Rights are similar to  warrants,  but  normally  have a short  duration  and are  distributed directly by the issuer to its  shareholders.  Rights and warrants  have no voting  rights,  receive no  dividends  and have no rights with respect to the assets of the issuer.

                  |_| Convertible  Securities.  Convertible  securities are debt securities that are convertible  into an issuer's common stock.  Convertible  securities rank senior to common stock in a  corporation's  capital  structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its "investment  value" and its "conversion  value." If the  investment  value  exceeds the  conversion  value,  the security will behave more like a debt  security,  and the security's  price will likely  increase  when  interest  rates fall and  decrease  when  interest  rates rise.  If the conversion value exceeds the investment  value, the security will behave more like an equity security:  it will likely sell at a premium  over its  conversion  value,  and its price will tend to fluctuate  directly  with the price of the underlying security.

         While some  convertible  securities  are a form of debt  security,  in many cases  their  conversion  feature
(allowing  conversion  into  equity  securities)  causes  them to be  regarded  by the  Sub-Advisor  more  as  "equity equivalents."  As a result,  the rating  assigned  to the  security  has less impact on the  Sub-Advisor's  investment decision with respect to convertible  securities  than in the case of  non-convertible  debt fixed income  securities.
To determine whether convertible  securities should be regarded as "equity  equivalents," the Sub-Advisor may consider the following factors:
(1)      whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible security may be a defensive "equity substitute,"
              providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X| Foreign  Securities.  "Foreign  securities"  include  equity and debt  securities of companies  organized under the laws of  countries  other  than the United  States and debt  securities  of  foreign  governments  and their
agencies  and   instrumentalities.   They  may  be  traded  on  foreign   securities   exchanges  or  in  the  foreign
over-the-counter  markets.  The Fund can purchase  equity and debt securities  issued by foreign  companies or foreign governments or their agencies.

         Securities of foreign  issuers that are represented by American  Depository  Receipts or that are listed on a
U.S. securities exchange or traded in the U.S.  over-the-counter  markets are considered "foreign  securities" for the purpose of the Fund's investment  allocations.  That is because they are subject to some of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because  the Fund can  purchase  securities  denominated  in foreign  currencies,  a change in the value of a foreign  currency  against the U.S. dollar could result in a change in the amount of income the Fund has available for distribution.  Because a portion of the Fund's  investment  income may be  received  in foreign  currencies,  the Fund will be required to compute its income in U.S. dollars for  distribution to shareholders,  and therefore the Fund will absorb the cost of currency  fluctuations.  After the Fund has distributed income,  subsequent foreign currency losses may result in the Fund's  having  distributed  more  income in a  particular  fiscal  period than was  available  from investment income, which could result in a return of capital to shareholders.

         Investing in foreign  securities offers potential  benefits not available from investing solely in securities of  domestic  issuers.  They  include  the  opportunity  to invest in  foreign  issuers  that  appear to offer  growth potential,  or in foreign  countries with economic policies or business cycles different from those of the U.S., or to reduce  fluctuations  in portfolio  value by taking  advantage of foreign  stock  markets that do not move in a manner parallel  to U.S.  markets.  The Fund will hold  foreign  currency  only in  connection  with the  purchase or sale of foreign securities.

                  |_| Foreign Debt  Obligations.  The debt  obligations of foreign  governments and their agencies and instrumentalities  may or may not be  supported by the full faith and credit of the foreign  government.  The Fund can buy  securities  issued by certain  "supra-national"  entities,  which  include  entities  designated  or supported by governments to promote  economic  reconstruction  or  development,  international  banking  organizations  and related government  agencies.  Examples are the International  Bank for  Reconstruction  and Development  (commonly called the
"World Bank"), the Asian Development bank and the Inter-American Development Bank.

         The governmental  members of these  supra-national  entities are  "stockholders"  that typically make capital contributions  and may be  committed to make  additional  capital  contributions  if the entity is unable to repay its borrowings.  A  supra-national  entity's  lending  activities  may be limited to a  percentage  of its total  capital, reserves and net income.  There can be no assurance that the constituent  foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

                  |_| Risks of Foreign Investing.  Investments in foreign  securities may offer special  opportunities for investing but also present special additional risks and  considerations not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
               greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past,  U.S.  Government  policies  have  discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                  |_|  Special  Risks of Emerging  Markets.  Emerging  and  developing  markets  abroad may also offer special  opportunities for growth investing but have greater risks than more developed foreign markets,  such as those in Europe,  Canada,  Australia,  New Zealand and Japan. There may be even less liquidity in their securities  markets, and  settlements  of  purchases  and sales of  securities  may be subject to  additional  delays.  They are subject to greater risks of limitations on the  repatriation  of income and profits because of currency  restrictions  imposed by local  governments.  Those  countries may also be subject to the risk of greater  political and economic  instability, which can greatly  affect the volatility of prices of securities in those  countries.  The  Sub-Advisor  will consider these factors when evaluating securities in these markets.

         |X|  Portfolio  Turnover.  "Portfolio  turnover"  describes  the rate at which the Fund traded its  portfolio securities  during its last fiscal  year.  For  example,  if a fund sold all of its  securities  during the year,  its portfolio  turnover rate would have been 100% annually.  The Fund's  portfolio  turnover rate will fluctuate from year to  year,  but the Fund  does not  expect  to have a  portfolio  turnover  rate of 100% or more.  Increased  portfolio turnover  creates  higher  brokerage and  transaction  costs for the Fund,  which may reduce its overall  performance.
Additionally,  the  realization  of capital gains from selling  portfolio  securities may result in  distributions  of taxable  long-term  capital gains to  shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques and Strategies.  In seeking its objective,  the Fund may from time to time use the types of investment  strategies and investments  described  below. It is not required to use all of these  strategies at all times, and at times may not use them.

         |X|  Investments  in Debt  Securities.  The Fund can invest in  convertible  securities  and can also  invest in bonds,  debentures and other debt  securities,  including U.S.  Government  securities,  for liquidity or defensive purposes.  Because  the Fund  currently  emphasizes  investments  in  equity  securities,  such as  stocks,  it is not anticipated  that more  than 25% of the  Fund's  assets  will be  invested  in debt  securities  under  normal  market conditions.

         |_| Credit Risk. The Fund's debt  investments can include  investment-grade  and  non-investment-grade  bonds
(commonly  referred to as "junk bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors
Service,  Inc.,  at least "BBB" by Standard & Poor's Rating  Service or Fitch,  Inc.,  or have  comparable  ratings by another  nationally  recognized  statistical  rating  organization.  In making  investments  in debt  securities,  the
Sub-Advisor  may rely to some  extent on the  ratings  of  ratings  organizations  or it may use its own  research  to evaluate  a  security's  credit-worthiness.  If the  securities  are  unrated,  to be  considered  part of the  Fund's holdings of investment-grade  securities,  they must be judged by the Sub-Advisor to be of comparable quality to bonds rated as investment grade by a rating  organization.  The debt security ratings  definitions of the principal  ratings organizations are included in Appendix A to this Statement of Additional Information.
         |_| Interest Rate Risk.  Interest rate risk refers to the fluctuations in value of debt securities  resulting from the inverse  relationship  between price and yield. For example,  an increase in general interest rates will tend to reduce the market value of already-issued  fixed-income  investments,  and a decline in general interest rates will tend to increase their value. In addition,  debt securities with longer maturities,  which tend to have higher yields, are subject to  potentially  greater  fluctuations  in value from  changes in  interest  rates than  obligations  with shorter maturities.

         Fluctuations  in the market  value of  fixed-income  securities  after the Fund buys them will not affect the interest income payable on those  securities  (unless the security pays interest at a variable rate pegged to interest rate  changes).  However,  those price  fluctuations  will be  reflected  in the  valuations  of the  securities,  and therefore the Fund's net asset values will be affected by those fluctuations.

         |_| U.S.  Government  Securities.  Obligations of U.S. Government  agencies or  instrumentalities  (including mortgage-backed  securities)  may or may not be  guaranteed  or supported by the "full faith and credit" of the United
States.  Some are  backed  by the right of the  issuer to borrow  from the U.S.  Treasury;  others,  by  discretionary authority of the U.S.  Government  to purchase the  agencies'  obligations;  while  others are  supported  only by the credit of the instrumentality.

         All U.S.  Treasury  obligations  are  backed  by the full  faith  and  credit of the  United  States.  If the securities  are not backed by the full faith and credit of the United States,  the owner of the  securities  must look principally  to the agency  issuing the  obligation  for  repayment  and may not be able to assert a claim against the
United States in the event that the agency or  instrumentality  does not meet its commitment.  The Fund will invest in
U.S.  Government  securities of such agencies and  instrumentalities  only when the  Sub-Advisor is satisfied that the credit risk with respect to such instrumentality is minimal.

         |_| Special  Risks of  Lower-Grade  Securities.  While it is not  anticipated  that the Fund  currently  will invest more than 5% of its total assets in lower-grade  debt  securities,  the Fund can invest a portion of its assets in these  securities.  Because  lower-rated  securities tend to offer higher yields than investment grade  securities, the Fund may invest in lower-grade  securities if the  Sub-Advisor  is trying to achieve  greater income (and, in some cases,  the appreciation  possibilities  of lower-grade  securities might be a reason they are selected for the Fund's portfolio).

         "Lower-grade"  debt securities are those rated below "investment  grade" which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard & Poor's or Duff & Phelps,  or similar  ratings by other  rating organizations.  If they are  unrated,  and are  determined  by the  Sub-Advisor  to be of  comparable  quality to debt securities  rated below  investment  grade,  they are included in  limitation  on the  percentage of the Fund's assets that can be  invested  in  lower-grade  securities.  The  Fund can  invest  in  securities  rated as low as "C" or "D"
although the Fund does not intend to  invest in securities that are in default at the time the Fund buys them.

         Some of the special  credit risks of  lower-grade  securities  are  discussed in the  Prospectus.  There is a greater risk that the issuer may default on its  obligation to pay interest or to repay  principal than in the case of investment  grade  securities.  The issuer's low  creditworthiness  may increase the potential for its insolvency.  An overall  decline in values in the high yield bond  market is also more  likely  during a period of a general  economic downturn.  An economic  downturn or an increase  in interest  rates could  severely  disrupt the market for high yield bonds,  adversely  affecting  the values of  outstanding  bonds as well as the  ability of issuers to pay  interest or repay principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on these  investments may reduce some of the risks to the Fund, as will the
Fund's  policy of  diversifying  its  investments.  Additionally,  to the extent  they can be  converted  into  stock, convertible  securities may be less subject to some of these risks than  non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While  securities  rated "Baa" by Moody's or "BBB" by Standard & Poor's or Duff & Phelps are investment grade and are not  regarded as junk bonds,  those  securities  may be subject to special  risks,  and have some  speculative characteristics.

         |X| Money Market  Instruments.  The following is a brief  description of the types of money market securities the Fund can invest in. Those money market  securities are  high-quality,  short-term debt instruments that are issued by the U.S.  Government,  corporations,  banks or other entities.  They may have fixed,  variable or floating interest rates.

                  |_|  U.S.  Government  Securities.  These  include  obligations  issued  or  guaranteed  by the U.S.
Government or any of its agencies or instrumentalities.

                  |_| Bank  Obligations.  The Fund  may buy  time  deposits,  certificates  of  deposit  and  bankers'
acceptances.  Time deposits,  other than overnight deposits,  may be subject to withdrawal  penalties and, if so, they are deemed to be "illiquid" investments.

         The Fund can purchase bank obligations that are fully insured by the Federal Deposit  Insurance  Corporation.
The FDIC  insures the  deposits of member  banks up to $100,000  per  account.  Insured  bank  obligations  may have a limited  market and a particular  investment  of this type may be deemed  "illiquid"  unless the Board of Directors of the Fund determines that a readily-available  market exists for that particular  obligation,  or unless the obligation is payable at principal amount plus accrued interest on demand or within seven days after demand.

                  |_| Commercial  Paper.  The Fund can invest in commercial  paper,  if it is rated within the top two rating  categories  of Standard & Poor's and  Moody's.  If the paper is not rated,  it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial paper, including U.S.  dollar-denominated  securities of foreign branches of U.S.
banks,  issued by other  entities if the  commercial  paper is  guaranteed  as to  principal  and  interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

                  |_| Variable  Amount  Master  Demand  Notes.  Master  demand notes are  corporate  obligations  that permit the  investment  of  fluctuating  amounts by the Fund at varying  rates of interest  under direct  arrangements between the Fund, as lender,  and the borrower.  They permit daily changes in the amounts  borrowed.  The Fund has the right to increase the amount under the note at any time up to the full amount  provided by the note  agreement,  or to decrease the amount.  The borrower  may prepay up to the full amount of the note without  penalty.  These notes may or may not be backed by bank letters of credit.

         Because  these notes are direct  lending  arrangements  between the lender and  borrower,  it is not expected that there  will be a trading  market for them.  There is no  secondary  market  for these  notes,  although  they are redeemable (and thus are immediately  repayable by the borrower) at principal amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's  right to redeem  such notes is  dependent  upon the  ability of the  borrower  to pay principal and interest on demand.

         The Fund has no  limitations  on the type of issuer  from whom these  notes will be  purchased.  However,  in connection  with such purchases and on an ongoing basis,  the Sub-Advisor  will consider the earning power,  cash flow and other  liquidity  ratios of the  issuer,  and its ability to pay  principal  and  interest on demand,  including a situation  in which all holders of such notes made  demand  simultaneously.  Investments  in master  demand  notes are subject to the limitation on investments by the Fund in illiquid  securities,  described in the  Prospectus.  The Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

         |X|  Investing  in Small,  Unseasoned  Companies.  The Fund may  invest in  securities  of small,  unseasoned companies.  These are  companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities  of these  companies  may be subject to  volatility  in their  prices.  They may have a limited  trading  market,  which may adversely  affect the Fund's  ability to dispose of them and can reduce the price the Fund might be able to obtain for them.  Other investors that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security when the Fund is attempting to dispose of its holdings of that  security.  In that case the Fund  might  receive a lower  price for its  holdings  than  might  otherwise  be obtained.

         |X|  Investing  in Other  Investment  Companies.  The Fund can invest up to 10% of its total assets in shares of other investment  companies.  It can invest up to 5% of its total assets in any one investment  company (but cannot own more than 3% of the outstanding  voting stock of that company).  These limits do not apply to shares acquired in a merger,  consolidation,  reorganization  or  acquisition  of another  investment  company.  Because  the Fund would be subject to its ratable share of the other  investment  company's  expenses,  the Fund will not make these  investments unless the Sub-Advisor believes that the potential investment benefits justify the added costs and expenses.

         |X|  When-Issued  and  Delayed-Delivery  Transactions.  The Fund can invest in securities on a  "when-issued"
basis and can purchase or sell  securities on a  "delayed-delivery"  or "forward  commitment"  basis.  When-issued and delayed-delivery  are terms that refer to  securities  whose terms and  indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions are negotiated,  the price (which is generally  expressed in yield terms) is fixed at the time the  commitment  is made.  Delivery  and payment  for the  securities  take place at a later date  (generally within 45 days of the date the offer is  accepted).  The  securities  are  subject  to  change  in value  from  market fluctuations  during the period  until  settlement.  The value at delivery may be less than the  purchase  price.  For example,  changes in interest rates in a direction other than that expected by the Sub-Advisor  before settlement will affect  the  value of such  securities  and may cause a loss to the Fund.  During  the  period  between  purchase  and settlement,  no payment is made by the Fund to the issuer  and no  interest  accrues to the Fund from the  investment.
No income  begins to accrue to the Fund on a when-issued  security  until the Fund receives the security at settlement of the trade.

         The Fund  will  engage  in  when-issued  transactions  to  secure  what the  Sub-Advisor  considers  to be an advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or delayed-delivery  transaction,  it relies on the other party to  complete  the  transaction.  Its failure to do so may cause the Fund to lose the  opportunity  to obtain the security at a price and yield the  Sub-Advisor  considers to be advantageous.

         When the Fund  engages  in  when-issued  and  delayed-delivery  transactions,  it does so for the  purpose of acquiring or selling  securities  consistent  with its  investment  objective  and  policies for its  portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment  leverage.  Although the Fund will enter into delayed-delivery or when-issued purchase  transactions to acquire securities,  it may dispose of a commitment  prior to  settlement.  If the Fund chooses to dispose of the right to acquire a when-issued  security prior to its  acquisition  or to dispose of its right to  delivery  or receive  against a forward  commitment,  it may incur a gain or loss.

         At  the  time  the  Fund  makes  the  commitment  to  purchase  or  sell  a  security  on  a  when-issued  or delayed-delivery  basis, it records the  transaction on its books and reflects the value of the security  purchased in determining  the Fund's net asset value.  In a sale  transaction,  it records the  proceeds to be  received.  The Fund will  identify  on its books  liquid  assets at least equal in value to the value of the Fund's  purchase  commitments until the Fund pays for the investment.

         When-issued  and  delayed-delivery  transactions  can be used by the Fund as a defensive  technique  to hedge against  anticipated  changes in interest  rates and prices.  For instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell  securities in its portfolio on a forward  commitment  basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling  interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar securities on a when-issued or  delayed-delivery  basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase Agreements.  The Fund can acquire securities subject to repurchase agreements.  It might do so for liquidity  purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds from  sales of Fund  shares,  or pending  the  settlement  of  portfolio  securities  transactions,  or for  temporary defensive purposes.
         In a repurchase  transaction,  the Fund buys a security from, and  simultaneously  resells it to, an approved vendor for delivery on an  agreed-upon  future date.  The resale  price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the  repurchase  agreement is in effect.
Approved vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks, or  broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit  requirements  set by the Manager from time to time.

         The  majority of these  transactions  run from day to day,  and  delivery  pursuant  to the resale  typically occurs  within  one to five days of the  purchase.  Repurchase  agreements  having a  maturity  beyond  seven days are subject  to the  Fund's  limits on  holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act, are  collateralized  by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in  effect,  the value of the  collateral  must  equal or  exceed  the  repurchase  price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in  disposing of the  collateral  and may  experience  losses if there is any delay in its ability to do so. The
Sub-Advisor  will  monitor the vendor's  creditworthiness  to confirm  that the vendor is  financially  sound and will continuously monitor the collateral's value.

         |X|  Illiquid and  Restricted  Securities.  To enable the Fund to sell its holdings of a restricted  security not registered  under the Securities  Act of 1933, the Fund may have to cause those  securities to be registered.  The expenses of  registering  restricted  securities  may be  negotiated  by the Fund with the issuer at the time the Fund buys the  securities.  When the Fund  must  arrange  registration  because  the Fund  wishes to sell the  security,  a considerable  period may elapse  between the time the  decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price  fluctuation  during that period.

         The  Fund  may  also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of  restricted  securities,  as stated in the  Prospectus.
Those  percentage  restrictions  do not  limit  purchases  of  restricted  securities  that are  eligible  for sale to qualified  institutional  purchasers  under Rule 144A of the  Securities  Act of 1933, if those  securities  have been determined to be liquid by the Manager and the Sub-Advisor  under  Board-approved  guidelines.  Those  guidelines take into account the trading  activity for such securities and the  availability of reliable  pricing  information,  among other  factors.  If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's  holdings of that security may be considered to be illiquid.

         |X| Loans of Portfolio  Securities.  The Fund can lend its portfolio  securities to certain types of eligible borrowers  approved by the Board of  Directors.  It may do so to try to provide  income or to raise cash or income for liquidity  purposes.  These loans are limited to not more than 10% of the value of the Fund's total assets.  There are some  risks in  connection  with  securities  lending.  The Fund  might  experience  a delay in  receiving  additional collateral to secure a loan, or a delay in recovery of the loaned  securities.  The Fund  presently does not intend to engage in loans of securities.

         The Fund must receive  collateral for a loan. Under current  applicable  regulatory  requirements  (which are subject  to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  Government or its agencies or instrumentalities,  or other  cash  equivalents  in  which  the Fund is  permitted  to  invest.  To be  acceptable  as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank must both be satisfactory to the Fund.

         When it  lends  securities,  the  Fund  receives  amounts  equal  to the  dividends  or  interest  on  loaned securities.  It also receives one or more of (a) negotiated  loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be  shared  with the  borrower.  The Fund may also pay  reasonable  finder's,  custodian  and  administrative  fees in connection  with these loans.  The terms of the Fund's  loans must meet  applicable  tests under the Internal  Revenue
Code and  must  permit  the  Fund to  reacquire  loaned  securities  on five  days'  notice  or in time to vote on any important matter.

         |X|  Borrowing  for  Leverage.  The Fund has the  ability to borrow up to  one-third  of the value of its net assets from banks on an  unsecured  basis to invest the  borrowed  funds in  portfolio  securities.  This  speculative technique  is known as  "leverage."  The Fund may borrow  only from  banks.  Under  current  regulatory  requirements, borrowings  can be made only to the  extent  that the value of the  Fund's  assets,  less its  liabilities  other than borrowings,  is equal to at least 300% of all  borrowings  (including  the  proposed  borrowing).  If the value of the
Fund's  assets  fails to meet this 300% asset  coverage  requirement,  the Fund will reduce its bank debt within three days  to  meet  the  requirement.  To do  so,  the  Fund  might  have  to  sell a  portion  of  its  investments  at a disadvantageous time.

         The Fund will pay interest on these loans,  and that interest  expense will raise the overall expenses of the
Fund and reduce its  returns.  If it does  borrow,  its expenses  will be greater  than  comparable  funds that do not borrow for leverage.  Additionally,  the Fund's net asset value per share might fluctuate more than that of funds that do not borrow. Currently, the Fund does not contemplate using this technique.

         |X| Hedging.  Although the Fund can use hedging  instruments,  it is not obligated to use them in seeking its objective.  It does not currently  contemplate  using them to any  significant  degree.  The Fund might use hedging to attempt  to  protect  against  declines  in the market  value of the  Fund's  portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities which have  appreciated,  or to facilitate  selling  securities for investment reasons. To do so, the Fund could:
         |_|  sell futures contracts,
         |_|  buy puts on such futures or on securities, or
         |_|  write covered calls on securities or futures.

         The Fund can use hedging to  establish  a position in the  securities  market as a temporary  substitute  for purchasing  particular  securities.  In that case,  the Fund would  normally seek to purchase the  securities and then terminate  that  hedging  position.  The Fund might also use this type of hedge to  attempt  to  protect  against  the possibility  that its portfolio  securities  would not be fully  included in a rise in value of the market.  To do so, the Fund could:
         |_|  buy futures, or
         |_|  buy calls on such futures or on securities.

         The Fund's  strategy  of hedging  with  futures  and  options on  futures  will be  incidental  to the Fund's activities in the underlying cash market.  The particular  hedging  instruments the Fund can use are described  below.
The Fund may employ new hedging  instruments and strategies when they are developed,  if those investment  methods are consistent  with the Fund's  investment  objective and are  permissible  under  applicable  regulations  governing the
Fund.

         |_| Futures.  The Fund can buy and sell futures  contracts  that relate to (1)  broadly-based  stock  indices
(these  referred  to as "stock  index  futures"),  and (2)  foreign  currencies  (these are  referred  to as  "forward contracts").

         A  broadly-based  stock  index is used as the basis for  trading  stock  index  futures.  In some cases these indices may be based on stocks of issuers in a  particular  industry  or group of  industries.  A stock index  assigns relative  values to the common  stocks  included in the index and its value  fluctuates  in response to the changes in value of the underlying  stocks.  A stock index cannot be purchased or sold  directly.  These  contracts  obligate the seller to deliver,  and the purchaser to take,  cash to settle the futures  transaction.  There is no delivery made of the underlying  securities to settle the futures obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon  entering  into a futures transaction,  the Fund will be required to deposit an initial  margin  payment  with the futures  commission  merchant
(the "futures  broker").  Initial  margin  payments  will be deposited  with the Fund's  custodian  bank in an account registered  in the futures  broker's  name.  However,  the futures  broker can gain access to that  account only under specified  conditions.  As the  future is marked to market  (that is,  its value on the Fund's  books is  changed)  to reflect changes in its market value,  subsequent margin payments,  called variation margin,  will be paid to or by the futures broker daily.

         At any time prior to  expiration  of the  future,  the Fund may elect to close out its  position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then  realized by the Fund for tax  purposes.  All futures  transactions  (except forward  contracts) are effected  through a clearinghouse  associated with the exchange on which the contracts are traded.

         |_| Put and Call  Options.  The  Fund  can buy and  sell  certain  kinds  of put  options  ("puts")  and call options ("calls"). The Fund can buy and sell exchange-traded put and call options on broadly-based stock  indices.

                  |_| Writing  Covered Call  Options.  The Fund can write (that is, sell) covered  calls.  If the Fund sells a call  option,  it must be  covered.  For  stock  index  options,  that  means  the  call  must be  covered  by segregating  liquid  assets to enable the Fund to satisfy its  obligations  if the call is exercised.  Settlement  for puts and calls on  broadly-based  stock  indices is in cash.  Gain or loss depends on changes in the index in question
(and thus on price movements in the stock market generally).

         When the Fund writes a call,  it receives cash (a premium).  If the buyer of the call  exercises it, the Fund will pay an amount of cash equal to the  difference  between the  closing  price of the call and the  exercise  price, multiplied by a specified  multiple that  determines the total value of the call for each point of difference.  If the value of the underlying  investment  does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium.

         To terminate  its  obligation  on a call it has  written,  the Fund may  purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending upon whether the net of the amount of the option  transaction  costs and the premium  received on the call the Fund wrote is more or less than the price  of the call the  Fund  purchases  to close  out the  transaction.  The Fund may  realize  a profit  if the call expires  unexercised,  because the Fund will retain the premium it received  when it wrote the call.  Any such profits are considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When distributed  by the  Fund  they are  taxable  as  ordinary  income.  If the Fund  cannot  effect  a  closing  purchase transaction  due to the lack of a market,  it will have to hold the  escrowed  assets in escrow until the call expires or is exercised.

                  |_|  Writing  Put  Options.  The Fund can sell put  options on stock  indices.  If the Fund writes a put,  the put must be  covered  by  segregated  liquid  assets.  The  premium  the Fund  receives  from  writing a put represents a profit,  as long as the price of the underlying  investment  remains equal to or above the exercise price of the put.  However,  the Fund also assumes the  obligation  during the option  period to settle the  transaction  in cash with the buyer of the put at the exercise price,  even if the value of the underlying  investment falls below the exercise  price.  If a put the Fund has written  expires  unexercised,  the Fund  realizes a gain in the amount of the premium  less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its  obligation  to settle in cash at the exercise  price.  That price will  usually  exceed the market  value of the  investment  at that time.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise notice by the broker-dealer  through which the put was sold.  That notice will require the Fund to settle the transaction in cash at the exercise price.  The Fund has no control over when it may be required to settle the  transaction,  since it may be assigned an exercise  notice at any time prior to the  termination  of its  obligation  as the writer of the put. That obligation  terminates  upon  expiration of the put. It may also terminate if, before it receives an exercise  notice, the Fund effects a closing  purchase  transaction  by  purchasing  a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may  decide to effect a closing  purchase  transaction  to  realize a profit on an  outstanding  put option it has  written.  The Fund will  realize a profit or loss  from a closing  purchase  transaction  depending  on whether  the cost of the  transaction  is less or more than the premium  received  from  writing  the put option.  Any profits from writing puts are considered  short-term  capital gains for federal tax purposes,  and when distributed by the Fund, are taxable as ordinary income.

                  |_|  Purchasing  Calls and Puts.  The Fund can  purchase  calls to protect  against the  possibility that the Fund's portfolio will not participate in an anticipated rise in the securities  market.  When the Fund buys a call (other than in a closing purchase  transaction),  it pays a premium.  The Fund benefits only if it sells the call at a profit or if,  during the call period,  the market  price of the  underlying  investment  is above the sum of the call price plus the  transaction  costs and the  premium  paid for the call and the Fund  exercises  the call.  If the
Fund does not  exercise  the call or sell it  (whether  or not at a profit),  the call will  become  worthless  at its expiration date.

         If the Fund  exercises  the call  during  the call  period,  a  seller  of a  corresponding  call on the same investment  will pay the Fund an amount of cash to settle the call if the closing  level of the stock index upon which the call is based is  greater  than the  exercise  price of the call.  That cash  payment  is equal to the  difference between  the  closing  price  of the  call  and the  exercise  price  of the  call  times a  specified  multiple  (the
"multiplier") which determines the total dollar value for each point of difference.

         When the Fund buys a put on a stock  index,  it pays a  premium.  It has the right  during  the put period to require a seller of a  corresponding  put, upon the Fund's  exercise of its put, to deliver cash to the Fund to settle the put if the  closing  level of the stock index upon which the put is based is less than the  exercise  price of the put.  That cash payment is determined by the multiplier, in the same manner as described above as to calls.

         When the Fund  purchases  a put on a stock  index,  the put  protects  the Fund to the extent  that the index moves in a similar  pattern to the  securities  the Fund holds.  The Fund can resell the put.  The resale price of the put  will  vary  inversely  with  the  price of the  underlying  investment.  If the  market  price of the  underlying investment is above the exercise  price,  and as a result the put is not exercised,  the put will become  worthless on the  expiration  date. In the event of a decline in price of the  underlying  investment,  the Fund could  exercise or sell the put at a profit to attempt to offset some or all of its loss on its portfolio securities.

         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

         |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires  special skills and knowledge of investment  techniques that are different than what is required for normal portfolio  management.  If the
Sub-Advisor uses a hedging  instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may  reduce the  Fund's  return.  The Fund could also  experience  losses if the  prices of its  futures  and  options positions were not correlated with its other investments. The Fund's option activities may affect its costs.

         The Fund could pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection  with the exercise of a call or put. Those  commissions  could be higher on a relative basis than the commissions for direct  purchases or sales of the underlying  investments.  Premiums paid for options  are small in  relation to the market  value of the  underlying  investments.  Consequently,  put and call options  offer large  amounts of leverage.  The leverage  offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         An option  position  may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance  that a liquid  secondary  market will exist for any  particular  option.  The
Fund might  experience  losses if it could not close out a position  because of an  illiquid  market for the future or option.

         There is a risk in using short hedging by selling  futures or  purchasing  puts on  broadly-based  indices or futures to attempt to protect against declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the
Fund's  securities.  For example,  it is possible that while the Fund has used hedging  instruments  in a short hedge, the market may advance and the value of the securities held in the Fund's  portfolio might decline.  If that occurred, the Fund would lose money on the  hedging  instruments  and also  experience  a decline in the value of its  portfolio securities.  However,  while this could occur for a very brief period or to a very small  degree,  over time the value of a  diversified  portfolio  of  securities  will tend to move in the same  direction  as the indices  upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the  composition of the Fund's  portfolio  diverges from the securities  included in the applicable  index.  To compensate for the imperfect  correlation of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged. It might do so if the  historical  volatility  of the  prices  of the  portfolio  securities  being  hedged  is more  than  the historical volatility of the applicable index.

         The  ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions,  due to differences  in the nature of those  markets.  First,  all  participants  in the futures  market are subject to margin deposit and  maintenance  requirements.  Rather than meeting  additional  margin deposit  requirements,  investors may close futures contracts through offsetting  transactions which could distort the normal relationship  between the cash and futures  markets.  Second,  the liquidity of the futures market depends on  participants  entering into offsetting transactions  rather than  making or taking  delivery.  To the extent  participants  decide to make or take  delivery, liquidity  in the futures  market  could be  reduced,  thus  producing  distortion.  Third,  from the point of view of speculators,  the deposit  requirements  in the  futures  market are less  onerous  than  margin  requirements  in the securities  markets.  Therefore,  increased  participation  by speculators  in the futures market may cause  temporary price distortions.

         The Fund can use  hedging  instruments  to  establish  a position  in the  securities  markets as a temporary substitute  for the purchase of  individual  securities  (long  hedging) by buying  futures or calls on  broadly-based indices.  It is  possible  that when the Fund does so the market  might  decline.  If the Fund then  concludes  not to invest in  securities  because of concerns  that the market may decline  further or for other  reasons,  the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_| Forward  Contracts.  Forward  contracts are foreign  currency  exchange  contracts.  They are used to buy or sell  foreign  currency  for future  delivery  at a fixed  price.  The Fund uses them to "lock in" the U.S.  dollar price of a  security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to  protect  against possible  losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure  in  foreign  currency  exchange  contracts  in a  particular  foreign  currency  to the amount of its assets denominated in that currency or a closely-correlated  currency.  The Fund may also use "cross-hedging"  where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and  another  party  agrees to sell,  a specific currency at a future  date.  That date may be any fixed  number of days from the date of the  contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward  contracts to protect  against  uncertainty in the level of future  exchange  rates.
The use of forward  contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce  the risk of loss  from a  decline  in the  value of the  hedged  currency,  at the same  time  they  limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters  into a  contract  for the  purchase  or sale of a  security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments  in a foreign  currency,  the Fund  might  desire to
"lock-in" the U.S.  dollar price of the security or the U.S.  dollar  equivalent of the dividend  payments.  To do so, the Fund could enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the  underlying  transaction,  in a fixed amount of U.S.  dollars per unit of the foreign  currency.  This is called a
"transaction  hedge."  The  transaction  hedge will  protect  the Fund  against a loss from an  adverse  change in the currency  exchange  rates  during the period  between the date on which the  security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes that foreign  currency might suffer a substantial  decline  against the U.S. dollar,  it could enter into a forward contract to sell an amount of that foreign currency  approximating the value  of some or all of the  Fund's  portfolio  securities  denominated  in that  foreign  currency.  When  the  Fund believes that the U.S.  dollar might suffer a substantial  decline against a foreign  currency,  it could enter into a forward  contract to buy that foreign currency for a fixed dollar amount.  Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes that the
U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio  securities of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying to its custodian bank assets having a value equal to the aggregate  amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation  of the contracts  would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated in that currency or another  currency that is the subject of the hedge.  However,  to avoid excess transactions and transaction  costs, the Fund may maintain a net exposure to forward  contracts in excess of the value of the Fund's  portfolio  securities  or other  assets  denominated  in  foreign  currencies  if the excess  amount is
"covered"  by liquid  securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.

         As one  alternative,  the Fund may  purchase a call  option  permitting  the Fund to  purchase  the amount of foreign  currency  being hedged by a forward sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign  currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The  precise  matching  of the amounts  under  forward  contracts  and the value of the  securities  involved generally will not be possible  because the future value of securities  denominated in foreign  currencies will change as a consequence of market  movements  between the date the forward  contract is entered into and the date it is sold.
In some cases,  the Sub-Advisor  might decide to sell the security and deliver foreign currency to settle the original purchase  obligation.  If the market  value of the  security is less than the amount of foreign  currency  the Fund is obligated  to deliver,  the Fund might have to purchase  additional  foreign  currency on the "spot"  (that is,  cash)
market to settle the  security  trade.  If the market  value of the  security  instead  exceeds  the amount of foreign currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign  currency  received upon the sale of the security.  There will be additional  transaction  costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful execution of a short-term  hedging strategy is highly uncertain.  Forward  contracts involve the risk that anticipated  currency movements  will not be  accurately  predicted,  causing  the Fund to  sustain  losses  on these  contracts  and to pay additional  transactions  costs.  The use of forward  contracts in this manner might reduce the Fund's  performance if there are  unanticipated  changes in currency  prices to a greater  degree than if the Fund had not entered  into such contracts.

         At or before the maturity of a forward  contract  requiring the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative  the Fund might retain the security and offset its  contractual  obligation to deliver the currency by  purchasing a second  contract.
Under that  contract the Fund will  obtain,  on the same  maturity  date,  the same amount of the currency  that it is obligated  to deliver.  Similarly,  the Fund might close out a forward  contract  requiring it to purchase a specified currency  by  entering  into a second  contract  entitling  it to sell the same  amount  of the same  currency  on the maturity  date of the first  contract.  The Fund  would  realize a gain or loss as a result of  entering  into such an offsetting  forward  contract  under  either  circumstance.  The gain or loss will  depend on the  extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts varies with factors such as the currencies  involved, the length of the contract period and the market  conditions then  prevailing.  Because forward  contracts are usually entered into on a principal  basis,  no brokerage fees or commissions  are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty  under each forward contract.

         Although  the Fund  values  its assets  daily in terms of U.S.  dollars,  it does not  intend to convert  its holdings of foreign  currencies into U.S.  dollars on a daily basis.  The Fund may convert foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit based on the  difference  between the prices at which they buy and sell  various  currencies.
Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser  rate of exchange if the Fund desires to resell that currency to the dealer.

         |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures and  options on  futures,  the Fund is required to operate within certain  guidelines and  restrictions  with respect to the use of futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements  of Rule 4.5 adopted by the CFTC.
The Rule does not limit the  percentage of the Fund's assets that may be used for futures  margin and related  options premiums  for a bona fide  hedging  position.  However,  under the Rule,  the Fund must  limit its  aggregate  initial futures margin and related options  premiums to not more than 5% of the Fund's net assets for hedging  strategies that are not considered bona fide hedging  strategies  under the Rule. Under the Rule, the Fund must also use short futures and  options on  futures  solely for bona fide  hedging  purposes  within  the  meaning  and intent of the  applicable provisions of the Commodity Exchange Act.

         Transactions  in options by the Fund are subject to  limitations  established  by the option  exchanges.  The exchanges  limit the maximum number of options that may be written or held by a single  investor or group of investors acting in concert.  Those  limits  apply  regardless  of whether the options  were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through one or more  brokers.  Thus,  the number of options  that the Fund may write or hold may be  affected  by options  written or held by other entities,  including other investment  companies having the same Advisor as the Fund (or an Advisor that is an  affiliate  of the Fund's  Advisor  or  Sub-Advisor).  The  exchanges  also  impose  position  limits on futures transactions.  An exchange may order the  liquidation  of  positions  found to be in violation of those limits and may impose certain other sanctions.

         Under the  Investment  Company  Act,  when the Fund  purchases  a future,  it must  maintain  cash or readily marketable  short-term  debt  instruments  in an amount equal to the market  value of the  securities  underlying  the future,  less the margin  deposit  applicable to it. The account must be a segregated  account or accounts held by the
Fund's custodian bank.

         |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign  currency  exchange  contracts in which the
Fund may invest are  treated as "Section  1256  contracts"  under the  Internal  Revenue  Code.  In general,  gains or losses  relating to Section 1256  contracts are  characterized  as 60% long-term and 40%  short-term  capital gains or losses under the Code.  However,  foreign  currency  gains or losses  arising from  Section  1256  contracts  that are forward  contracts  generally are treated as ordinary income or loss. In addition,  Section 1256 contracts held by the
Fund at the end of each  taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were  realized.  These  contracts  also may be  marked-to-market  for  purposes  of  determining  the  excise tax applicable  to  investment  company  distributions  and for other  purposes  under  rules  prescribed  pursuant to the
Internal  Revenue Code. An election can be made by the Fund to exempt those  transactions  from this  marked-to-market treatment.

         Certain  forward  contracts the Fund enters into may result in  "straddles"  for federal income tax purposes.
The  straddle  rules may affect the  character  and timing of gains (or  losses)  recognized  by the Fund on  straddle positions.  Generally,  a loss sustained on the  disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized  gain in the offsetting  positions  making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized  gain in the offsetting  positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
1.       gains or losses  attributable  to fluctuations in exchange rates that occur between the time the Fund accrues interest  or other  receivables  or  accrues  expenses  or other  liabilities  denominated  in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
2.       gains or  losses  attributable  to  fluctuations  in the  value of a  foreign  currency  between  the date of acquisition of a debt security  denominated in a foreign currency or foreign currency forward  contracts and the date of disposition.

         Currency gains and losses are offset  against market gains and losses on each trade before  determining a net
"Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies are those policies that the Fund has adopted to govern  its  investments  that can be  changed  only by the vote of a  "majority"  of the  Fund's  outstanding  voting securities.  Under the Investment  Company Act, a "majority"  vote is defined as the vote of the holders of the lesser of:
         |_| 67% or more of the shares  present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|   more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental policy.  Other policies described in the Prospectus or this
Statement of  Additional  Information  are  "fundamental"  only if they are  identified  as such.  The Fund's Board of
Directors  can  change  non-fundamental  policies  without  shareholder  approval.  However,  significant  changes  to investment  policies will be described in  supplements  or updates to the  Prospectus or this  Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X|  Does  the  Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

         |_| The Fund  cannot  buy  securities  issued or  guaranteed  by any one  issuer if more than 5% of its total assets would be invested in securities of that issuer. This limitation applies to 75% of the Fund's total assets.

         |_| The Fund cannot  purchase more than 10% of the voting  securities  of any one issuer.  The limit does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities.

         |_| The Fund cannot  purchase  more than 10% of any class of security of any  issuer.  All  outstanding  debt securities and all preferred  stock of an issuer are considered to be one class.  This  restriction  does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities.

         |_| The Fund cannot  lend money  except in  connection  with the  acquisition  of debt  securities  which the
Fund's  investment  policies  and  restrictions  permit  it to  purchase.  The Fund may also make  loans of  portfolio securities, subject to the restrictions stated under "Loans of Portfolio Securities."

         |_| The Fund  cannot  concentrate  its  investments.  That  means it cannot  invest  25% or more of its total assets in any industry.  However,  there is no limitation on investments in U.S. Government  Securities.  Moreover, if deemed  appropriate for seeking its investment  objective,  the Fund may invest less than (but up to) 25% of its total assets  (valued  at the time of  investment)  in any one  industry  classification  used by the  Fund  for  investment purposes.

         |_| The Fund cannot  invest in real estate or in  interests  in real estate  (including  limited  partnership interests).  However,  the Fund can  purchase  readily-marketable  securities  of  companies  holding  real  estate or interests in real estate.

         |_| The Fund cannot  invest in  companies  for the primary  purpose of  acquiring  control or  management  of those  companies.  However,  the Fund may invest all of its  investable  assets in an open-end  management  investment company with substantially the same investment objective and restrictions as the Fund.

         |_| The Fund  cannot  underwrite  securities  of other  companies.  A  permitted  exception  is in case it is deemed  to be an  underwriter  under  the  Securities  Act of  1933  when  reselling  any  securities  held in its own portfolio.  The Fund may also invest all of its investable assets in an open-end  management  investment  company with substantially the same investment objective and restrictions as the Fund.

         |_| The Fund cannot  invest in or hold  securities  of any issuer if officers  and  directors  of the Fund or its Manager or  Sub-Advisor  individually  beneficially  own more than 1/2 of 1% of the  securities of that issuer and together own more than 5% of the securities of that issuer.

         |_| The Fund cannot invest in physical  commodities or physical commodity  contracts.  However,  the Fund may buy and sell hedging  instruments to the extent  specified in its  Prospectus and Statement of Additional  Information
from time to time.  The Fund can also buy and sell  options  (subject  to the  restrictions  in its other  fundamental policies),  futures,  and securities or other instruments backed by physical commodities or whose investment return is linked to changes in the price of physical commodities.

         |_| The Fund cannot  write,  purchase or sell puts,  calls or  combinations  of puts and calls on  individual stocks.  However,  the Fund may purchase or sell  exchange-traded put and call options on stock indices to protect the
Fund's assets.

|_|      The Fund cannot  borrow  money in excess of one third of the value of the Fund's total  assets.  The Fund can borrow  only if it  maintains  a 300%  ratio of  assets to  borrowings  at all  times in the  manner  set forth in the
Investment Company Act of 1940.

|_|      The Fund cannot issue "senior  securities,"  but this does not prohibit  certain  investment  activities  for which assets of the Fund are designated as segregated,  or margin  collateral or escrow  arrangements are established, to  cover  the  related  obligations.  Examples  of those  activities  include  borrowing  money,  reverse  repurchase agreements,  delayed-delivery  and when-issued  arrangements for portfolio securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

         |_|   The Fund cannot pledge, mortgage or hypothecate any of its assets.

         |X|  Does  the  Fund  Have  Any  Restrictions  That  Are Not  Fundamental?  The  Fund  has  other  investment restrictions  that are not  fundamental  policies,  which  means that they can be  changed  by the Board of  Directors without shareholder approval.

         |_| The Fund cannot  invest in interests in oil, gas or other mineral  exploration  or  development  programs or leases.

         |_|    The Fund cannot purchase securities on margin or make short sales.

         |_| The Fund  cannot  make  loans to any  person  or  individual.  However,  the Fund may lend its  portfolio securities as described in the Prospectus or Statement of Additional Information.

         Unless the  Prospectus  or this  Statement of  Additional  Information  states that a percentage  restriction applies  on an  ongoing  basis,  it  applies  only at the time the Fund  makes an  investment.  The Fund need not sell securities to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the
Fund.
         For  purposes of the Fund's  policy not to  concentrate  its  investments  as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix B to this  Statement of Additional  Information.  This is not a fundamental policy.

How the Fund is Managed

Organization  and  History.  The  Fund is an  open-end,  diversified  management  investment  company  organized  as a
Maryland corporation in 1979.

              |X| Classes of Shares. The Board of Directors is authorized, without shareholder approval, to create new series and classes of shares.  The Directors may reclassify unissued shares of the Fund into additional series or classes of shares.  The Directors also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund currently has five classes of shares: Class A, Class B, Class C, Class N and Class Y.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase Class Y shares.  Each class of shares:

o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of  Shareholders.  Although  the Fund is not  required by Maryland law to hold annual  meetings, it may hold shareholder  meetings from time to time on important  matters.  The Fund's  shareholders have the right to call a  meeting  to  remove  a  Director  or to  take  certain  other  action  described  in the  Fund's  Articles  of
Incorporation and By-Laws.

         The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law.
The Fund will hold a meeting when the Directors  call a meeting or upon proper  request of  shareholders.  If the Fund receives a written request of the record holders of at least 25% of the  outstanding  shares eligible to be voted at a meeting to call a meeting for a specified  purpose  (which  might  include the removal of a  Director),  the Fund will call a meeting of shareholders  for that specified  purpose.  Any Director may be removed either with or without cause by  resolution  duly adopted by the  affirmative  votes of the holders of a majority of the shares of the Fund present in person or by proxy at any meeting of Fund shareholders at which a quorum is present.

Directors  and Officers of the Fund.  The Fund's  Directors  and officers and their  positions  held with the Fund and length of service in such  position(s) and the principal  occupations and business  affiliations  during the past five years are listed below.  Each of the Directors are  independent  Directors,  which means that they have no affiliation with the Manager as defined in the  Investment  Company Act.  The  information  for the  Directors  also  includes the dollar  range of  shares  of the  Fund as well as the  aggregate  dollar  range  of  shares  of the  Board  III  Funds beneficially  owned by the  Director.  All  information  is as of December 31,  2001.  All of the  Directors  are also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer  Quest For Value  Funds,  a series fund having  Rochester Portfolio Series, a series fund having one series:
the following series:                                             Limited-Term New York Municipal Fund
     Oppenheimer Small Cap Value Fund,                      Bond Fund Series, a series fund having one series:
     Oppenheimer Quest Balanced Value Fund and                    Oppenheimer Convertible Securities Fund
     Oppenheimer Quest Opportunity Value Fund               Rochester Fund Municipals
Oppenheimer Quest Global Value Fund, Inc.                   Oppenheimer MidCap Fund
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.

         In addition to being a director  or trustee of the Board III Funds,  Mr.  Galli is also a director or trustee of 33 other portfolios in the Oppenheimer Funds complex.

         Messrs. Murphy, Bishop, Farrar, Molleur, Wixted and Zack, and Mses. Feld and Ives who are officers of the
Fund, respectively hold the same offices of the other Board III Funds.  As of January 15, 2002, the Directors and
officers of the Fund as a group owned of record or beneficially less than 1% of each class of shares of the Fund.
The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by officers of the Fund listed above. In addition, each Independent Director, and his or her family members, do not own securities of either the
Manager or Distributor of the Board III Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Independent Directors

-------------------------- ------------------------------------------------------ ----------------- -------------------
                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                                 Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Owned in any of
Fund and Length of Time    Directorships Held by Director / Number of             Shares Owned in     the Board III
Served2                    Portfolios in Fund Complex Overseen by Director            the Fund            Funds
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Thomas W. Courtney,        Principal  of  Courtney  Associates,   Inc.  (venture    $1 - $10,000    $10,001 - $50,000
Chairman of the Board of   capital  firm);  former  General  Partner  of Trivest
Directors, Director        Venture Fund (private  venture capital fund);  former
since April, 1987          President   of   Investment    Counseling   Federated
Age: 68                    Investors,  Inc.;  Trustee of Cash  Assets  Trust,  a
                           money  market  fund;  Director of OCC Cash  Reserves,
                           Inc., and Trustee of OCC Accumulation  Trust, both of
                           which are open-end investment  companies;  Trustee of
                           Hawaiian   Tax-Free  Trust  and  Tax  Free  Trust  of
                           Arizona,  tax-exempt  bond funds;  former Director of
                           Financial Analysts  Federation.  Director/trustee  of
                           10  investment   companies  in  the  OppenheimerFunds
                           complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Paul Y. Clinton,           Principal of Clinton Management Associates, a
Director since April,      financial and venture capital consulting firm;
1987                       Trustee of Capital Cash Management Trust, a
Age: 70.                   money-market fund and Narragansett Tax-Free Fund, a
                           tax-exempt bond fund; Director of OCC Cash Reserves,
                           Inc. and Trustee of OCC Accumulation Trust, both of
                           which are open-end investment companies. Formerly:
                           Director, External Affairs, Kravco Corporation, a
                           national real estate owner and property management
                           corporation; President of Essex Management              Over $100,000      Over $100,000
                           Corporation, a management consulting company; a
                           general partner of Capital Growth Fund, a venture
                           capital partnership; a general partner of Essex
                           Limited Partnership, an investment partnership;
                           President of Geneve Corp., a venture capital fund;
                           Chairman of Woodland Capital Corp., a small business
                           investment company; and Vice President of W.R. Grace
                           & Co. Director/trustee of 10 investment companies in
                           the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.             $0         Over $100,0003
Director since June, 1998  Formerly Vice Chairman of the Manager (October 1995
Age: 68                    - December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Lacy B. Herrmann,          Chairman and Chief Executive Officer of Aquila         $10,000 -$50,000  $10,001 - $50,000
Director since April,      Management Corporation, the sponsoring organization
1987                       and manager, administrator and/or sub-Adviser to the
Age: 72                    following open-end investment companies, and
                           Chairman of the Board of Trustees and President of
                           each: Churchill Cash Reserves Trust, Aquila -
                           Cascadia Equity Fund, Pacific Capital Cash Assets
                           Trust, Pacific Capital U.S. Treasuries Cash Assets
                           Trust, Pacific Capital Tax-Free Cash Assets Trust,
                           Prime Cash Fund, Narragansett Insured Tax-Free
                           Income Fund, Tax-Free Fund For Utah, Churchill
                           Tax-Free Fund of Kentucky, Tax-Free Fund of
                           Colorado, Tax-Free Trust of Oregon, Tax-Free Trust
                           of Arizona, Hawaiian Tax-Free Trust, and Aquila
                           Rocky Mountain Equity Fund; Vice President,
                           Director, Secretary, and formerly Treasurer of
                           Aquila Distributors, Inc., distributor of the above
                           funds; President and Chairman of the Board of
                           Trustees of Capital Cash Management Trust ("CCMT"),
                           and an Officer and Trustee/Director of its
                           predecessors; President and Director of STCM
                           Management Company, Inc., sponsor and adviser to
                           CCMT; Chairman, President and a Director of InCap
                           Management Corporation, formerly sub-adviser and
                           administrator of Prime Cash Fund and Short Term
                           Asset Reserves; Director of OCC Cash Reserves, Inc.,
                           and Trustee of OCC Accumulation Trust, both of which
                           are open-end investment companies; Trustee Emeritus
                           of Brown University. Director/trustee of 10
                           investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------
Brian Wruble, Director     Special Limited Partner (since January 1999) of          $1 - $10,000    $50,001 - $100,000
since April, 2001          Odyssey Investment Partners, LLC (private equity
Age: 58                    investment); General Partner (since September 1996)
                           of Odyssey Partners, L.P. (hedge fund in
                           distribution since 1/1/97); Director (since May
                           2000) of Ray & Berendston, Inc. (executive search);
                           Board of Incorporators (since August 1990) The
                           Jackson Laboratory; Trustee (since May 1992) of
                           Institute for Advanced Study (educational
                           institute); Trustee (since May 2000) of Research
                           Foundation of AIMR (investment research); Governor,
                           Jerome Levy Economics Institute of Bard College
                           (August 1990 - September 2001) (economics research).
                           Director/trustee of 10 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------
Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 30, 2001)
President (since October 2001)                  and President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings, Inc.
                                                (since July 2001), a holding company subsidiary of the Manager;
                                                Chairman and a director (since July 2001) of Shareholder Services,
                                                Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset Management,
                                                Inc., an investment advisor subsidiary of the Manager; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director
                                                (since November 2001) of Trinity Investment Management Corp. and
                                                Tremont Advisers, Inc., investment advisory affiliates of the
                                                Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the Manager, and of HarbourView
                                                Asset Management Corporation and OFI Private Investments, Inc.
                                                (since July 2001), investment advisor subsidiaries of the Manager;
                                                formerly President and trustee (from November 1999 to November 2001)
                                                of MML Series Investment Fund and MassMutual Institutional Funds,
                                                open-end investment companies; Chief Operating Officer (from
                                                September 2000 to July 2001) of the Manager; Executive Vice
                                                President of Massachusetts Mutual Life Insurance Company (from
                                                February 1997 to August 2000); a director (from 1999 to 2000) of
                                                C.M. Life Insurance Company; President, Chief Executive Officer and
                                                a director (from 1999 to 2000) of MML Bay State Life Insurance
                                                Company; Executive Vice President, director and Chief Operating
                                                Officer (from 1995 to 1997) of David L. Babson & Company, Inc., an investment advisor; Senior Vice President and director (from 1995 to
                                                1997) of Potomac Babson Inc., an investment advisor subsidiary of
                                                David L. Babson & Company, Inc.; Senior Vice President (from 1995 to
                                                1997) and director (from 1995 to 1999) of DBL Acquisition
                                                Corporation, a holding company for investment advisers; a director
                                                (from 1989 to 1998) of Emerald Isle Bancorp and Hibernia Savings
                                                Bank, wholly-owned subsidiary of Emerald Isle Bancorp; and Chief
                                                Operating Officer (from 1993 to 1996) of Concert Capital Management,
                                                Inc., an investment advisor.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).
----------------------------------------------- ----------------------------------------------------------------------

         |X|  Remuneration  of  Directors.  The  officers of the Fund are  affiliated  with the Manager and receive no salary or fee from the Fund. The Directors  received the compensation  shown below. The compensation from the Fund was paid during its fiscal year ended  October 31,  2001.  The table below also shows the total  compensation  from all of the Oppenheimer  funds listed above,  including the compensation  from the Fund, and from two other funds that are not
Oppenheimer  funds but for which the Fund's former  sub-advisor  acts as investment  advisor.  That amount  represents compensation received as a director, trustee, or member of a committee of the Board during the calendar year 2001.

-------------------------------- ---------------------------- ---------------------------- -------------------------
        Director's Name            Aggregate Compensation         Retirement Benefits         Total Compensation
                                       From the Fund 1         Accrued as Fund Expenses       From all Board III
                                                                                              Funds (10 Funds)2
-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------
Paul Y. Clinton4                           $6,651                         $0                       $157,326
-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------
Thomas W. Courtney4                        $6,651                         $0                       $157,326
-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------
Robert G. Galli(3)                         $6,651                         $0                       $202,886
-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------
Lacy B. Herrmann4                          $6,651                         $0                       $157,326
-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------
Brian Wruble5                              $3,852                         $0                       $59,250
-------------------------------- ---------------------------- ---------------------------- -------------------------
1.       Aggregate  compensation  includes fees and retirement  plan benefits  accrued for a Director.  For the fiscal year ended 10/31/01.
2.       For the 2001 calendar year.
3.       Total  compensation  for the 2001  calendar  year includes  $105,760  compensation  received for serving as a
     Trustee or Director of 33 other Oppenheimer funds.
4.       Total compensation for the 2001 calendar year also includes $60,200 compensation paid by two funds (OCC
     Cash Reserves, Inc. and OCC Accumulation Trust) for which the Sub-Advisor acts as the investment advisor.
5.       Elected to the board on 4/01/01.

         |X|  Retirement  Plan for  Directors.  The Fund has adopted a retirement  plan that  provides for payments to retired Directors.  Payments are up to 80% of the average  compensation paid during a Director's five years of service in which the highest  compensation  was  received.  A Director  must serve as Director  for any of the Board III Funds listed above for at least 15 years to be eligible for the maximum payment.  Each Director's  retirement  benefits will depend on the amount of the  Director's  future  compensation  and length of  service.  Therefore  the amount of those benefits  cannot be determined at this time, nor can we estimate the number of years of credited  service that will be used to determine those benefits.

         |X| Major  Shareholders.  As of February 7, 2002,  the only  persons who owned of record or were known by the
Fund to own of record 5% or more of the Fund's outstanding shares were:

             Unified Fund Services,  Inc., 431 North Pennsylvania  Street,  Indianapolis,  Indiana  46204-1806,  which owned for the  benefit of its clients  1,616,830.318  Class A shares  (representing  5.01% of the Class A shares then outstanding);

             Merrill Lynch Pierce Fenner & Smith,  Inc.,  4800 Deer Lake Drive East,  Floor 3,  Jacksonville,  Florida
             32246-6484,  which owned for the benefit of its clients 949,677.263 Class B shares (representing 5.17% of the Class B shares then outstanding);

             Merrill Lynch Pierce Fenner & Smith,  Inc., 4800 Deer Lake Drive East,  Floor 3,  Jacksonville,  Florida,
             32246-6484,  which owned for the benefit of its clients 343,534.199 Class C shares (representing 6.92% of the Class C shares then outstanding);

             RPSS TR, VML Inc. 401k Plan,  250 NW Richardson  Road,  Kansas City, MO  64116-4272,  which owned for the benefit  of its  clients  47,267.046  Class N shares  (representing  15.89%  of the  Class N shares  then outstanding);

             RPSS TR, Bell Farms,  509 Dakota  Avenue,  Wahpeton,  ND  58075-4414,  which owned for the benefit of its clients 28,121.705 Class N shares (representing 9.45% of the Class N shares then outstanding);

             RPSS TR, Salem Heating & Sheet Metal Inc.,  P.O. Box 12005,  Salem,  OR  97309-0005,  which owned for the benefit  of its  clients  27,836.199  Class N  shares  (representing  9.35% of the  Class N  shares  then outstanding);

             Reliance  Trust  Company TR, 3300  Northeast  Expy,  Suite 200,  Atlanta,  GA 30341,  which owned for the benefit of Mesa Industries Inc. 20,047.400 Class N shares  (representing 6.74% of the Class N shares then outstanding);

             Circle Trust Company,  1 Station  Place,  Stamford,  CT 06902-6800,  which owned for the benefit of Scott
             Machinery Company 18,894.282 Class N shares (representing 6.35% of the Class N shares then outstanding);

             RPSS TR, Mull Group 401k PSP, P.O. Box 6561, Wheeling, WV 26003-0627,  which owned for the benefit of its clients 16,639.045 Class N shares (representing 5.59% of the Class N shares then outstanding);

             MassMutual Life Insurance Co., 1295 State Street, Springfield,  Massachusetts 01111-0001, which owned for the  benefit  of its  clients  1,179,256.932  Class Y shares  (representing  87.93%  Class Y shares  then outstanding);  and

             Persumma  Financial  Services,  Mass Mutual Financial  Group,  which owned for the benefit of its clients
             125,280.922 Class Y shares (representing 9.34% of the Class Y shares then outstanding).

The  Manager.  The  Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled  by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio  managers,  that would compete with or take advantage of the Fund's  portfolio  transactions.  Covered  persons include persons with knowledge of the investments  and  investment  intentions of the Fund and other funds  advised by the Manager.  The Code of Ethics does permit personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the  Fund,  subject  to a number of  restrictions  and  controls.  Compliance  with the Code of  Ethics  is  carefully monitored and enforced by the Manager.

         The Code of Ethics  is an  exhibit  to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission and can be reviewed and copied at SEC's Public Reference Room in Washington,  D.C. You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at  1.202.942.8090.  the Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's EDGAR  database at the SEC's
Internet  website at  HTTP://WWW.SEC.GOV.  Copies may be  obtained,  after  paying a  duplicating  fee, by  electronic
                      ------------------
request at the following E-mail address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's Public  Reference  Section,
                                          -------------------
Washington, D.C. 20549-0102.

                  |X| The Investment  Advisory  Agreement.  The Manager  provides  investment  advisory and management services to the Fund under an investment  advisory  agreement  between the Manager and the Fund.  The Manager  handles the Fund's  day-to-day  business and the  agreement  permits the Manager to enter into  sub-advisory  agreements  with other  registered  investment  Advisors  to  obtain  specialized  services  for the  Fund,  as long as the Fund is not obligated to pay any  additional  fees for those  services.  The Manager has retained  the  Sub-Advisor  pursuant to a separate  Sub-Advisory  Agreement,  described below,  under which the Sub-Advisor buys and sells portfolio  securities for the Fund. The Fund's portfolio  management team is employed by the Sub-Advisor and is principally  responsible for the day-to-day management of the Fund's portfolio, as described below.

         The investment  advisory agreement between the Fund and the Manager requires the Manager,  at its expense, to provide the Fund with adequate  office space,  facilities and  equipment.  It also requires the Manager to provide and supervise the activities of all administrative  and clerical  personnel  required to provide effective  administration for the Fund.  Those  responsibilities  include  the  compilation  and  maintenance  of  records  with  respect to its operations,  the preparation  and filing of specified  reports,  and  composition of proxy materials and  registration statements for  continuous  public sale of shares of the Fund.  Prior to the date hereof,  each class of shares of the
Fund paid the Manager an annual fee to  calculate  the daily net asset value of the  respective  class of shares.  The annual  rate of that  fee was  $55,000,  plus  reimbursement  of the  Manager's  out-of-pocket  expenses.  The fee was terminated effective as of this date.

         The Fund pays  expenses  not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement  lists examples of expenses paid by the Fund. The major  categories  relate to calculation of the Fund's net asset values per share, interest, taxes, brokerage commissions,  fees to certain Directors,  legal and audit expenses,
custodian  and  transfer  agent  expenses,   share  issuance  costs,  certain  printing  and  registration  costs  and non-recurring  expenses,  including  litigation  costs.  The  management  fees  paid by the  Fund to the  Manager  are calculated  at the rates  described  in the  Prospectus,  which are applied to the assets of the Fund as a whole.  The fees are  allocated to each class of shares based upon the relative  proportion  of the Fund's net assets  represented by that class.

------------------------------------------------------ ----------------------------------------------

                                                         Management Fees Paid to OppenheimerFunds,
              Fiscal Year ended 10/31:                                    Inc. 1
------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------
                        1999                                            $15,030,491
------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------
                        2000                                           $10,877,8082
------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------
                        2001                                            $9,672,0692
------------------------------------------------------ ----------------------------------------------
1.       The  Manager,  not the  Fund,  pays the  Sub-Advisor  an annual  sub-advisory  fee.  For  fiscal  2001,  this sub-advisory fee was $3,120,115.
2.       During the fiscal  year,  a voluntary  waiver of a portion of the  management  and  sub-advisory  fees was in effect,  which waiver  aggregated  $597,741  and $83,713 for fiscal 2000 and 2001,  respectively.  The  voluntary waiver was at an annual rate equal to 0.05% of the Fund's  average  daily net assets for the quarter  ended March
     31,  2000,  and  thereafter  at the annual rate of 0.05% or 0.10%,  as the case may be, in each  quarter that the
     Fund's  trailing one year  performance  percentile at the end of the  preceding  quarter was the in the fourth or fifth quintile, as the case may be, within the Lipper Multi-Cap Value peer group.
         The  investment  advisory  agreement  states that in the  absence of willful  misfeasance,  bad faith,  gross negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

         The agreement  permits the Manager to act as investment  Advisor for any other  person,  firm or  corporation and to use the names  "Oppenheimer"  and "Quest for Value" in connection with other investment  companies for which it may act as investment  Advisor or general  distributor.  If the Manager  shall no longer act as investment  Advisor to the Fund, the Manager may withdraw the right of the Fund to use the names  "Oppenheimer"  or "Quest for Value" as part of its name.

              |X| Annual Approval of Investment  Advisory  Agreement and Subadvisory  Agreement.  Each year, the Board of  Directors,  including  a  majority  of the  Independent  Directors,  is  required  to approve  the  renewal of the
Investment  Advisory  Agreement and the  Subadvisory  Agreement.  The  Investment  Company Act requires that the Board request and evaluate and the Manager  provide such  information  as may be reasonably  necessary to evaluate the terms of the  investment  advisory  agreements.  The board  employs  an  independent  consultant  to  prepare a report  that provides such information as the Board requests for this purpose.

         The Board also receives  information  about the 12b-1  distribution  fees the Fund pays.  These  distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing  information  in arriving at its decision to renew the  investment  advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the
                  Manager, and
o        The direct and indirect benefits the Manager receives from its relationship with the Fund.  These include services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The Board  considered  that the  Manager  and the  Sub-Advisor  must be able to pay and retain  high  quality personnel at  competitive  rates to provide  services to the Fund.  The Board also  considered  that  maintaining  the financial  viability of the Manager and the  Sub-Advisor is important so that they will be able to continue to provide quality  services  to the Fund and its  shareholders  in adverse  times.  The Board  also  considered  the  investment performance of other mutual funds advised by the Manager.  The Board is aware that there are  alternatives  to the use of the Manager.

         These matters were also considered by the Independent  Directors meeting  separately from the full Board with experienced  Counsel to the Fund who assisted the Board in its  deliberations.  The Fund's  Counsel is  independent of the  Manager  within  the  meaning  and  intent  of the  SEC  Rules  regarding  the  independence  of  counsel.  After deliberating, the Board determined that the addition of breakpoints to the management fee schedule was warranted.

         In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the
Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

The  Sub-Advisor.  The  Sub-Advisor  is a  wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment adviser.  From the Fund's inception on April 30, 1980, until November 22, 1995, the Sub-Advisor  (which was then named
Quest for Value Advisors) or the Sub-Advisor's  parent served as the Fund's investment  advisor.  The Sub-Advisor acts as investment adviser to other investment companies and for individual investors.

      The Sub-Advisor is a Delaware  limited  liability  company which is  wholly-owned  by Oppenheimer  Capital LLC a wholly-owned  subsidiary of Allianz  Dresdner Asset  Management  U.S.  Equities LLC, which is  wholly-owned by Allianz
Dresdner  Asset  Management of America L.P.  (formerly  PIMCO Advisors  L.P.).  Allianz  Dresdner Asset  Management of
America L.P. ("ADAM") is a Delaware limited  partnership whose sole general partner is  Allianz-PacLife  Partners LLC.
Allianz  PacLife  Partners  LLC is a Delaware  limited  liability  company with two members,  Allianz  Dresdner  Asset
Management  of America  LLC, a Delaware  limited  liability  company,  and Pacific  Asset  Management  LLC, a Delaware limited liability  company.  Allianz Dresdner Asset Management of America LLC is a wholly-owned  subsidiary of Allianz of America,  Inc.,  which is  wholly-owned  subsidiary  of Pacific  Life  Insurance  Company  which is a  wholly-owned subsidiary of Pacific Mutual Holding Company.  Allianz A.G.  indirectly holds a controlling  interest in ADAM. Allianz
AG is a  European-based,  multinational  insurance and financial  services  holding  company.  Pacific Life  Insurance
Company owns an indirect minority equity interest in ADAM and is a California-based insurance company.

         Allianz  Dresdner Asset  Management of America,  L.P. is a direct or indirect parent company of the following
SEC-registered  investment advisors,  all of which are affiliated:  Cadence Capital Management;  NFJ Investment Group;
Pacific Investment  Management Company LLC; the Sub-Advisor,  Oppenheimer  Capital LLC, PIMCO Allianz Advisors LLC and
PIMCO Funds Advisors LLC.

         |X| The Sub-Advisory  Agreement.  Under the Sub-Advisory  Agreement  between the Manager and the Sub-Advisor, the  Sub-Advisor  shall  regularly  provide  investment  advice with respect to the Fund and invest and reinvest cash, securities and the property  comprising the assets of the Fund.  Under the  Sub-Advisory  Agreement,  the  Sub-Advisor
agrees  not to change  the  portfolio  management  of the Fund  without  the  written  approval  of the  Manager.  The
Sub-Advisor also agrees to provide assistance in the distribution and marketing of the Fund.

         Under the  Sub-Advisory  Agreement,  the Manager pays the Sub-Advisor an annual fee in monthly  installments, based on the average daily net assets of the Fund. The fee paid to the Sub-Advisor  under the  Sub-Advisory  agreement is paid by the Manager,  not by the Fund.  The fee is equal to 40% of the  investment  advisory  fee  collected by the
Manager from the Fund based on the total net assets of the Fund as of November 22, 1995 (the "Base  Amount")  plus 30%
of the  investment  advisory fee  collected  by the Manager  based on the total net assets of the Fund that exceed the
Base Amount.

         The Sub-Advisory  Agreement  provides that in the absence of willful  misfeasance,  bad faith,  negligence or reckless  disregard of its duties or obligations,  the  Sub-Advisor  shall not be liable to the Manager for any act or omission in the course of or connected with  rendering  services  under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory Agreement and the Sub-Advisory  Agreement.  One of the duties of the
Sub-Advisor  under the  Sub-Advisory  Agreement  is to arrange the  portfolio  transactions  for the Fund.  The Fund's investment  advisory  agreement with the Manager and the Sub-Advisory  Agreement  contain  provisions  relating to the employment  of  broker-dealers  to effect the Fund's  portfolio  transactions.  The  Manager and the  Sub-Advisor  are authorized  to employ  broker-dealers,  including  "affiliated"  brokers,  as that term is defined  in the  Investment
Company Act.  They may employ  broker-dealers  that they think in their best judgment  based on all relevant  factors, will implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable.

         The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However, they are expected to be aware of the current rates of eligible brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by its Board of Directors.

         The Manager and the  Sub-Advisor may select brokers (other than  affiliates)  that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager,  the Sub-Advisor or their respective affiliates  have investment  discretion.  The  concessions  paid to such brokers may be higher than another  qualified broker  would  charge,  if the  Manager or  Sub-Advisor,  as  applicable,  makes a good faith  determination  that the concession  is fair and  reasonable  in relation  to the  services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager and the Sub-Advisor may also consider sales of  shares  of the Fund and  other  investment  companies  for  which  the  Manager  or an  affiliate  serves as investment Advisor.

         The  Sub-Advisory  Agreement  permits the Sub-Advisor to enter into  "soft-dollar"  arrangements  through the agency of third  parties to obtain  services  for the Fund.  Pursuant  to these  arrangements,  the  Sub-Advisor  will undertake to place  brokerage  business  with  broker-dealers  who pay third parties that provide  services.  Any such
"soft-dollar"  arrangements  will be made in  accordance  with  policies  adopted  by the  Board of the  Trust  and in compliance with applicable law.

Brokerage  Practices.  Brokerage  for the Fund is  allocated  subject to the  provisions  of the  investment  advisory agreement and the sub-advisory  agreement and the procedures and rules described above.  Generally,  the Sub-Advisor's portfolio  traders  allocate  brokerage  based upon  recommendations  from the Fund's  portfolio  manager.  In certain instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the  Sub-Advisor's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary  market are generally done with  principals  or market  makers.  In  transactions  on foreign  exchanges,  the Fund may be  required to pay fixed brokerage  commissions and therefore would not have the benefit of negotiated  commissions  available in U.S. markets.
Brokerage  commissions are paid primarily for  transactions in listed  securities or for certain  fixed-income  agency transactions  in the secondary  market.  Otherwise  brokerage  commissions  are paid only if it appears  likely that a better price or execution can be obtained by doing so.

         The Sub-Advisor  serves as investment manager to a number of clients,  including other investment  companies, and may in the future act as  investment  manager or advisor to  others.  It is the  practice  of the  Sub-Advisor  to allocate purchase or sale  transactions  among the Fund and other clients whose assets it manages in a manner it deems equitable.  In making those  allocations,  the Sub-Advisor  considers  several main factors,  including the respective investment  objectives,  the  relative  size  of  portfolio  holdings  of  the  same  or  comparable  securities,  the availability  of cash for  investment,  the size of  investment  commitments  generally  held and the  opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

         When  orders to  purchase or sell the same  security  on  identical  terms are placed by more than one of the funds and/or other advisory  accounts  managed by the Sub-Advisor or its affiliates,  the  transactions  are generally executed as received,  although a fund or advisory  account that does not direct  trades to a specific  broker  (these are called "free  trades")  usually will have its order executed  first.  Orders placed by accounts that direct trades to a specific  broker will  generally be executed  after the free trades.  All orders placed on behalf of the Fund are considered free trades.  However,  having an order placed first in the market does not necessarily  guarantee the most favorable price. Purchases are combined where possible for the purpose of negotiating brokerage  commissions.  In some cases  that  practice  might  have a  detrimental  effect  on the  price or volume  of the  security  in a  particular transaction for the Fund.

         Most purchases of debt  obligations are principal  transactions at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines  that a better  price or  execution  can be obtained  by using the  services of a broker.
Purchases of portfolio  securities  from  underwriters  include a commission or  concession  paid by the issuer to the underwriter.  Purchases  from  dealers  include a spread  between the bid and asked  prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory  agreement and the Sub-Advisory  agreement permit the Manager and the Sub-Advisor to allocate  brokerage for research  services.  The research  services provided by a particular broker may be useful only to one or more of the advisory  accounts of the Sub-Advisor and its affiliates.  The investment  research received for the  commissions  of those other  accounts may be useful both to the Fund and one or more of the  Sub-Advisor's  other accounts.  Investment  research  may be  supplied  to the  Sub-Advisor  by a third  party at the  instance of a broker through which trades are placed.

         Investment  research  services  include  information  and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market quotations for portfolio  evaluations,  information systems,  computer  hardware and similar products and services.  If a research service also assists the Sub-Advisor in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then only the  percentage  or component  that provides  assistance  to the  Sub-Advisor  in the  investment  decision-making  process may be paid in concession dollars.

         The research services  provided by brokers broadens the scope and supplements the research  activities of the
Sub-Advisor.  That research provides additional views and comparisons for consideration,  and helps the Sub-Advisor to obtain market  information for the valuation of securities  that are either held in the Fund's  portfolio or are being considered for purchase.  The  Sub-Advisor  provides  information  to the Manager and the Board about the  concessions paid to brokers  furnishing  such services,  together with the  Sub-Advisor's  representation  that the amount of such concessions was reasonably related to the value or benefit of such services.

------------------- -------------------------------------------------------------------

   Fiscal Year                Total Brokerage Concessions Paid by the Fund1
      Ended:
------------------- -------------------------------------------------------------------
------------------- -------------------------------------------------------------------
     10/31/99                                   $2,414,341
------------------- -------------------------------------------------------------------
------------------- -------------------------------------------------------------------
     10/31/00                                   $2,334,275
------------------- -------------------------------------------------------------------
------------------- -------------------------------------------------------------------
     10/31/01                                   $401,3502
------------------- -------------------------------------------------------------------
1.   Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.   In the fiscal year ended 10/31/01,  the amount of transactions  directed to brokers for research services was
     $132,162,330 and the amount of the concessions paid to broker-dealers for those services was $174,390.

Distribution and Service Plans

The  Distributor.  Under its  General  Distributor's  Agreement  with the Fund,  the  Distributor  acts as the  Fund's principal  underwriter in the continuous  public  offering of shares of the Fund's classes of shares.  The Distributor bears the  expenses  normally  attributable  to sales,  including  advertising  and the cost of  printing  and mailing prospectuses,  other than those  furnished  to existing  shareholders.  The  Distributor  is not  obligated  to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

         The sales charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the table below.

--------------- ---------------------- --------------------------
 Fiscal Year     Aggregate Front-End    Class A Front-End Sales
 Ended 10/31:     Sales Charges on        Charges Retained by
                   Class A Shares             Distributor
--------------- ---------------------- --------------------------
--------------- ---------------------- --------------------------
     1999            $2,381,904                $657,551
--------------- ---------------------- --------------------------
--------------- ---------------------- --------------------------
     2000            $1,031,889                $276,175
--------------- ---------------------- --------------------------
--------------- ---------------------- --------------------------
     2001            $1,162,250                $313,651
--------------- ---------------------- --------------------------

--------------- --------------------- ------------------- ------------------- ------------------
 Fiscal Year       Concessions on       Concessions on      Concessions on     Concessions on
 Ended 10/31:      Class A Shares       Class B Shares      Class C Shares     Class N Shares
                    Advanced by          Advanced by         Advanced by         Advanced by
                    Distributor1         Distributor1        Distributor1       Distributor1
--------------- --------------------- ------------------- ------------------- ------------------
--------------- --------------------- ------------------- ------------------- ------------------
     1999             $500,868            $7,537,928           $633,692              N/A
--------------- --------------------- ------------------- ------------------- ------------------
--------------- --------------------- ------------------- ------------------- ------------------
     2000             $408,852            $3,900,908           $348,333              N/A
--------------- --------------------- ------------------- ------------------- ------------------
--------------- --------------------- ------------------- ------------------- ------------------
     2001             $166,769            $1,489,762           $198,443            $26,485
--------------- --------------------- ------------------- ------------------- ------------------
1. The  Distributor  advances  concession  payments to dealers  for  certain  sales of Class A shares and for sales of
   Class B and Class C shares from its own resources at the time of sale.

----------------- ------------------------ -------------------------- ------------------------ ------------------------

                    Class A Contingent        Class B Contingent        Class C Contingent       Class N Contingent
  Fiscal Year     Deferred Sales Charges    Deferred Sales Charges    Deferred Sales Charges   Deferred Sales Charges
  Ended 10/31     Retained by Distributor   Retained by Distributor   Retained by Distributor  Retained by Distributor
----------------- ------------------------ -------------------------- ------------------------ ------------------------
----------------- ------------------------ -------------------------- ------------------------ ------------------------
      2001                $22,583                  $666,068                   $16,783                    $0
----------------- ------------------------ -------------------------- ------------------------ ------------------------

Distribution  and Service  Plans.  The Fund has adopted  Distribution  and Service Plans for Class A, Class B, Class C
and Class N shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those  plans the Fund  compensates  the
Distributor for all or a portion of its costs incurred in connection  with the  distribution  and/or  servicing of the shares of the particular class.

         Under the plans,  the  Manager  and the  Distributor  may make  payments  to  affiliates  and,  in their sole discretion,  from time to time,  may use their  own  resources  to make  payments  (at no direct  cost to the Fund) to brokers,  dealers or other financial  institutions  for  distribution and  administrative  services they perform.  The
Manager  may use its  profits  from the  advisory  fee it  receives  from the  Fund.  In their  sole  discretion,  the
Distributor  and the Manager may  increase or decrease  the amount of payments  they make from their own  resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Directors and its Independent  Directors  specifically  vote annually to approve its  continuance.
Approval  must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan.  A plan may be  terminated  at any time by the vote of a  majority  of the  Independent  Directors  or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Directors  and the  Independent  Directors  must approve all material  amendments  to a plan. An amendment to increase  materially the amount of payments to be made under a plan must be approved by  shareholders  of the class  affected by the  amendment.  Because Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed  material amendment to the Class A plan that would  materially  increase  payments  under the plan.  That  approval must be by a
"majority" (as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

         While the plans are in effect,  the  Treasurer  of the Fund shall  provide  separate  written  reports on the plans to the Board of  Directors  at least  quarterly  for its  review.  The  reports  shall  detail the amount of all payments  made under a plan and the  purpose  for which the  payments  were made.  Those  reports  are  subject to the review and approval of the Independent Directors.

         Each plan states that while it is in effect,  the  selection and  nomination  of those  Directors of the Fund who are not "interested  persons" of the Fund is committed to the discretion of the Independent  Directors.  This does not prevent the  involvement  of others in the selection and  nomination  process as long as the final  decision as to selection or nomination is approved by a majority of the Independent Directors.

         Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the recipient  for itself and its  customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the  Independent  Directors.  The Board of Directors has set no minimum amount of assets to qualify for payments under the plans.

         |X| Service Plans.  Under the service  plans,  the  Distributor  currently uses the fees it receives from the
Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as  "recipients")  for personal services and account  maintenance  services they provide for their customers who hold shares of a particular Class, A,
B,  C or N.  The  services  include,  among  others,  answering  customer  inquiries  about  the  Fund,  assisting  in establishing and maintaining  accounts in the Fund,  making the Fund's  investment plans available and providing other services at the request of the Fund or the Distributor.  The service plans permits  compensation to the Distributor at a rate of up to 0.25% of  average  annual  net  assets  of the  applicable  class.  The Board has set the rate at that level.  While the plans permit the Board to authorize  payments to the  Distributor  to reimburse  itself for services under the plan,  the Board has not yet done so. The  Distributor  makes  payments to plan  recipients  quarterly at an annual rate not to exceed 0.25% of the average  annual net assets  consisting of shares of the  applicable  class held in the accounts of the recipients or their customers.

         |X| Service and  Distribution  Plan Fees. Under each plan,  service fees and  distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined as of the close of each regular business day during the period.  The plans  compensate  the  Distributor  at a flat rate for its services and costs in distributing  shares and  servicing  accounts,  whether the  Distributor's  expenses are more or less than the amounts paid by the Fund under the plans during the period for which the fee is paid.  The types of services  that  recipients receive are similar to the services provided under the Class A service plan, described above.

         The plans permit the  Distributor  to retain both the  asset-based  sales  charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.  However,  the Distributor  currently intends to pay the service fee to recipients in advance for the first year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares. The advance payment is based on the net asset value of shares  sold.  Shares  purchased by exchange do not qualify for the advance service fee payment.  If shares are redeemed during the first year after their purchase,  the recipient of the service fees on those  shares will be  obligated to repay the  Distributor  a pro rata  portion of the advance  payment of the service fee made on those shares.

         Under the Class A plan, the Distributor pays the asset-based  sales charge to brokers,  dealers and financial institutions.  The  Distributor  retains the asset-based  sales charge on Class B and Class N shares.  The Distributor retains the  asset-based  sales  charge on Class C shares  during the first year the shares are  outstanding.  It pays the  asset-based  sales  charge it receives on Class C shares as an ongoing  commission  to the  recipient  on Class C shares  outstanding  for a year or more. If a dealer has a special  agreement with the  Distributor,  the  Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based  sales charge to the dealer  quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow  investors to buy shares without a front-end  sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The Fund pays the asset-based sales charges to the Distributor for its services  rendered in distributing  Class A, Class B, Class C and Class N shares.  The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  commissions  to  authorized  brokers  and  dealers at the time of sale and pays  service  fees as described above,
o        may finance payment of sales  commissions  and/or the advance of the service fee payment to recipients  under the  plans,  or may  provide  such  financing  from  its own  resources  or from  the  resources  of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales  literature,  advertising  and  prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o        may not be able to  adequately  compensate  dealers  that sell  Class B,  Class C and Class N shares  without receiving  payment  under the plans and  therefore may not be able to offer such Classes for sale absent the plans,
o        receives  payments under the plans  consistent  with the service fees and  asset-based  sales charges paid by other non-proprietary funds that change 12b-1 fees,
o        may use the payment  under the plan to include the Fund in various  third-party  distribution  programs  that may increase sales of Fund shares,
o        may experience  increased  difficulty  selling the Fund's shares if payments under the plan are  discontinued
              because most competitor  funds have plans that pay dealers for rendering  distribution  services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue  providing,  at the same or at lesser cost, the same quality  distribution  sales efforts and services,  or to obtain such  services  from brokers and dealers,  if the plan payments were to be discontinued.

When Class B, Class C or Class N shares are sold  without the  designation  of a  broker-dealer,  the  Distributor  is automatically  designated as the broker-dealer of record. In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

  -----------------------------------------------------------------------------------------------------------------------
                       Distribution Fees Paid to the Distributor in the Fiscal Year Ended 10/31/01
  -----------------------------------------------------------------------------------------------------------------------
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
                      Total Payments Under       Amount Retained by          Distributor's

                                                                                                 Distributor's
        Class         Plan1                         Distributor         Aggregate Unreimbursed   Unreimbursed Expenses
                                                                          Expenses Under Plan    as % of Net Assets of
                                                                                                 Class

  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------

  Class A Plan              $2,423,419                $462,677                    N/A                      N/A
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
                                                                                                          2.46%
  Class B Plan              $3,465,165               $2,681,984               $7,837,872

  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
                                                      $136,939                $1,775,561
  Class C Plan               $849,121                                                                     2.17%

  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
                                                       $1,841                   $45,387
  Class N Plan                $2,150                                                                      1.68%

  ------------------- ----------------------- ------------------------- ------------------------ ------------------------
1.   Includes  amounts paid to an affiliate of the  Distributor's  parent  company:  $108,654  (Class A),  $45,020
     (Class B), $11,765 (Class C) and $0 (Class N).

         All  payments  under the plans are subject to the  limitations  imposed by the Conduct  Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of  Performance  Terminology.  The Fund uses a variety of terms to illustrate its investment  performance.
hose terms include  "cumulative  total return,"  "average  annual total return,"  "average  annual total return at net asset value" and "total return at net asset value." An  explanation  of how total returns are  calculated is set forth below.  The charts  below show the Fund's  performance  as of the Fund's most recent  fiscal year end.  You can obtain current  performance  information  by  calling  the  Fund's  Transfer  Agent  at  1.800.525.7048  or by  visiting  the
OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations of its performance data in advertisements  must comply with rules of the Securities and  Exchange  Commission.  hose rules  describe  the types of  performance  data that may be used and how it is to be calculated.  n general,  any  advertisement  by the Fund of its performance data must include the average annual total returns  for the  advertised  class of shares  of the  Fund.  hose  returns  must be shown for the 1-, 5- and  10-year periods  (or the life of the class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the publication of the advertisement (or its submission for publication).

         Use of standardized  performance  calculations  enables an investor to compare the Fund's  performance to the performance of other funds for the same periods.  However,  a number of factors should be considered  before using the
Fund's performance information as a basis for comparison with other investments:

         |_| Total returns measure the  performance of a hypothetical  account in the Fund over various periods and do not show the  performance  of each  shareholder's  account.  Your  account's  performance  will  vary  from the  model performance  data if your  dividends are received in cash, or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.
         |_| The Fund's  performance  returns  do not  reflect  the effect of taxes on  dividends  and  capital  gains distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The  principal  value of the  Fund's  shares and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Total returns for any given past period  represent  historical  performance  information and are not, and should not be considered, a prediction of future returns.

         The  performance  of each  class of shares is shown  separately,  because  the  performance  of each class of shares will usually be  different.  That is because of the  different  kinds of expenses  each class bears.  The total returns  of each  class  of  shares  of the Fund  are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the maturity of debt  investments,  the types of investments the Fund holds, and its operating  expenses that are allocated to the particular class.

         |X|  Total  Return  Information.  There  are  different  types of  "total  returns"  to  measure  the  Fund's performance.  Total  return  is the  change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital  gains  distributions  are  reinvested  in  additional  shares and that the investment  is redeemed at the end of the period.  Because of  differences  in expenses for each class of shares,  the total returns for each class are separately  measured.  he cumulative  total return  measures the change in value over the entire period (for example,  ten years).  n average  annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current maximum sales charge of 5.75% (as a percentage of the  offering  price) is deducted  from the initial  investment  ("P")  (unless the return is shown  without  sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred  sales charge is applied,  depending  on the period for which the return is shown:  5.0% in the first  year,  4.0% in the second  year,
3.0% in the third and fourth years,  2.0% in the fifth year, 1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the 1-year  period.  For Class N shares, the 1% contingent  deferred sales charge is deducted for returns for the  life-of-class  periods as applicable.  There is no sales charge on Class Y shares.

                  |_| Average  Annual  Total  Return.  The "average  annual total  return" of each class is an average annual  compounded  rate of return for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years  ("n" in the  formula)  to  achieve  an Ending  Redeemable  Value  ("ERV" in the  formula)  of that  investment, according to the following formula:

                                                   ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                  -----
                                                    P

                  |_|  Cumulative  Total Return.  The  "cumulative  total return"  calculation  measures the change in value of a hypothetical  investment of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average  annual total  return,  but it does not average the rate of return on an annual  basis.  Cumulative total return is determined as follows:

                                                   ERV - P = TOTAL RETURN
                                                  ---------
                                                       P

                  |_| Total  Returns at Net Asset  Value.  From time to time the Fund may also quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or Class N shares.  There is no sales  charge on Class Y shares.  Each is based on the  difference  in net asset value per share at the beginning and the end of the period for a  hypothetical  investment in that class of shares  (without considering  front-end  or  contingent  deferred  sales  charges) and takes into  consideration  the  reinvestment  of dividends and capital gains distributions.

------------------------------------------------------------------------------------------------------------------------

                                The Fund's Total Returns for the Periods Ended 10/31/01
------------------------------------------------------------------------------------------------------------------------
-------------- -------------------------- ------------------------------------------------------------------------------
               Cumulative Total Returns
  Class of       (10 years or Life of                             Average Annual Total Returns
   Shares               Class)
               -------------------------- ------------------------------------------------------------------------------
--------------                            -------------------------- ------------------------- -------------------------
                                                                              5-Year                   10-Year
                                                   1-Year               (or life-of-class)        (or life-of-class)
                                          -------------------------- ------------------------- -------------------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
               After Sales     Without    After          Without        After       Without       After       Without
                  Charge        Sales     Sales       Sales Charge      Sales        Sales        Sales        Sales
                               Charge       Charge                     Charge       Charge       Charge       Charge
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
Class A1         196.44%       214.53%     -10.68%       -5.23%         5.80%        7.06%       11.48%       12.14%
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
Class B2         126.68%       126.68%     -10.42%       -5.83%         6.12%        6.44%       10.54%       10.54%
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
Class C3         123.52%       123.52%      -6.74%       -5.82%         6.46%        6.46%       10.35%       10.35%
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
Class N4         -11.14%       -10.25%       N/A           N/A           N/A          N/A          N/A          N/A
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
Class Y5           N/A         41.28%        N/A         -4.50%          N/A         7.35%         N/A          N/A
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
1. Inception of Class A:   4/30/80
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N: 3/1/01
5. Inception of Class Y:   12/16/96

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an appropriate  broadly based market index in its Annual Report to  shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other mutual  funds,  or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance  of its classes of shares by Lipper,  Inc. Lipper is a widely-recognized  independent mutual fund monitoring service.  Lipper monitors the  performance  of regulated  investment  companies,  including the Fund,  and ranks their  performance  for various periods  based on stated  fund  classifications.  Lipper  currently  ranks the Fund's  performance  against  all other large-cap value funds.  The Lipper  performance  rankings are based on total returns that include the  reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.

         |X|  Morningstar  Rankings.  From time to time the Fund may  publish  the  ranking  and/or star rating of the performance  of its  classes  of  shares  by  Morningstar,  Inc.,  an  independent  mutual  fund  monitoring  service.
Morningstar rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international  stock funds, taxable bond funds and municipal bond funds.  The Fund is included among domestic stock funds.

         Morningstar  proprietary star rankings reflect  historical  risk-adjusted  total investment  return. For each fund  with at least a  three-year  history,  Morningstar  calculates  a  Morningstar  RatingTM  metric  each  month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's  load-adjusted  return for the same period,  and then  adjusting  this excess  return for risk.  The top 10% of funds in each broad asset  class  receive 5 stars,  the next 22.5%  receive 4 stars,  the next 35% receive 3 stars,  the next 22.5% receive 2 stars and the bottom 10% receive
1 star.  The Overall  Morningstar  Rating for a fund is derived  from a weighted  average of the  performance  figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk  adjusted.  For example,  if a Fund is in the 94th  percentile,  that means that 94% of the Fund's in the same category performed better than it did.

         |X|  Performance  Rankings and  Comparisons  by Other Entities and  Publications.  From time to time the Fund may include in its  advertisements  and sales literature  performance  information  about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal,  Barron's,  or similar  publications.  That
information  may  include  performance  quotations  from  other  sources,   including  Lipper  and  Morningstar.   The
performance  of the Fund's  classes of shares may be compared in  publications  to the  performance  of various market indices or other investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare the  returns on the Fund's  share  classes to the return on  fixed-income
investments  available  from  banks  and  thrift  institutions.   Those  include  certificates  of  deposit,  ordinary
interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the
FDIC or any other agency and will fluctuate  daily,  while bank depository  obligations may be insured by the FDIC and may provide  fixed rates of return.  Repayment of principal  and payment of interest on Treasury  securities is backed by the full faith and credit of the U.S. Government.

         From time to time,  the Fund may publish  rankings or ratings of the  Manager or Transfer  Agent,  and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the
Oppenheimer  funds  themselves.  Those ratings or rankings of shareholder  and investor  services by third parties may include  comparisons  of their  services to those  provided by other  mutual fund  families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time  the Fund may  include  in its  advertisements  and  sales  literature  the  total  return performance of a hypothetical  investment  account that includes shares of the Fund and other  Oppenheimer  funds. The combined  account may be part of an illustration of an asset  allocation  model or similar  presentation.  The account performance  may combine total return  performance of the Fund and the total return  performance of other  Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for illustrative or comparative  purposes,  statistical data or other  information about general or specific market and economic conditions. That may include, for example:
o        information  about the  performance  of  certain  securities  or  commodities  markets or  segments  of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the  earnings of  companies  included in segments of  particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the  gross  national  or gross  domestic  product  of the  United  States  or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate  performance,  risk, or other characteristics of the Fund.

----------------------------------------------------------------------------------------------------------------------
A B O U T  Y O U R  A C C O U N T
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How to Buy Shares

         Additional  information  is  presented  below about the  methods  that can be used to buy shares of the Fund.
Appendix C contains  more  information  about the  special  sales  charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the Distributor is instructed to initiate the Automated  Clearing House ("ACH")
transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased  with the proceeds of ACH  transfers on the business day the Fund receives  Federal  Funds for the purchase  through the ACH system before the close of The
New York Stock  Exchange.  The  Exchange  normally  closes at 4:00 P.M.,  but may close  earlier on certain  days.  If
Federal  Funds are  received  on a business  day after the close of the  Exchange,  the shares will be  purchased  and dividends  will  begin to accrue on the next  regular  business  day.  The  proceeds  of ACH  transfers  are  normally received by the Fund 3 days after the transfers are initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As  discussed  in the  Prospectus,  a reduced  sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers making such sales.  No sales charge is imposed in certain other  circumstances  described in Appendix C to this Statement of Additional  Information  because the Distributor or dealer or broker incurs little or no selling expenses.

         |X|  Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or
                                                                              -----------                       -
     for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current  offering  price, of the shares you previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current  purchases.  You must request it when you buy shares.

         |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund              OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the  money  market  funds.  Under  certain  circumstances  described  in this  Statement  of  Additional  Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X|  Letters  of  Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds during a 13-month  period,  you can reduce the sales charge rate that applies to your  purchases of Class A shares.  The total amount of your  intended  purchases of both Class A and Class
B shares will  determine the reduced sales charge rate for the Class A shares  purchased  during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an  investor's  statement in writing to the  Distributor  of the  intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds) during a 13-month period (the
"Letter of Intent  period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an  investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced  sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the
Letter will be made at the offering price  (including the sales charge) that applies to a single lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor  makes no commitment to purchase  shares.  However,  if the  investor's purchases  of shares  within  the  Letter of  Intent  period,  when  added to the  value  (at  offering  price) of the investor's  holdings of shares on the last day of that period,  do not equal or exceed the intended  purchase  amount, the  investor  agrees to pay the  additional  amount of sales  charge  applicable  to such  purchases.  That amount is described  in "Terms of  Escrow,"  below  (those  terms may be  amended  by the  Distributor  from time to time).  The investor  agrees  that  shares  equal in value to 5% of the  intended  purchase  amount  will be held in escrow by the
Transfer  Agent  subject  to the  Terms  of  Escrow.  Also,  the  investor  agrees  to be  bound  by the  terms of the
Prospectus,  this Statement of Additional  Information and the Application used for a Letter of Intent. If those terms are amended,  as they may be from time to time by the Fund,  the investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases made during the Letter of Intent period do not equal or exceed the intended purchase  amount,  the  commissions  previously  paid to the dealer of record for the  account and the amount of sales charge  retained by the  Distributor  will be adjusted to the rates  applicable  to actual total  purchases.  If total eligible  purchases  during the Letter of Intent  period  exceed the  intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of  commissions  allowed or paid to the dealer over the amount of  commissions  that apply to the  actual  amount of  purchases.  The  excess  commissions  returned  to the  Distributor  will be used to  purchase additional  shares  for the  investor's  account  at the net  asset  value  per  share in  effect  on the date of such purchase, promptly after the Distributor's receipt thereof.
         The Transfer  Agent will not hold shares in escrow for purchases of shares of the Fund and other  Oppenheimer funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended  purchase amount under a
Letter of Intent  entered into by an  OppenheimerFunds  prototype  401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  commissions  paid to the  broker-dealer  or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the  investor  to advise the  Distributor  about the Letter in placing  any  purchase  orders for the  investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         |_|  Terms of Escrow That Apply to Letters of Intent.

1.       Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter,  shares of the
Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the
Transfer Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the offering  price adjusted for a $50,000  purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

2.       If the total minimum investment  specified under the Letter is completed within the thirteen-month  Letter of
Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the  thirteen-month  Letter of Intent  period  the total  purchases  pursuant  to the
Letter  are  less  than the  intended  purchase  amount  specified  in the  Letter,  the  investor  must  remit to the
Distributor  an amount  equal to the  difference  between the dollar  amount of sales  charges  actually  paid and the amount of sales  charges  which would have been paid if the total  amount  purchased  had been made at a single  time.
That  sales  charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the  Letter.  If the difference  in sales charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the
Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed shares necessary to realize such  difference in sales charges.  Full and fractional  shares  remaining  after such  redemption  will be released  from escrow.  If a request is received to redeem  escrowed  shares  prior to the payment of such  additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4.    By signing the Letter,  the  investor  irrevocably  constitutes  and  appoints  the  Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

1.       The shares  eligible for purchase under the Letter (or the holding of which may be counted toward  completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
               (c) Class A or Class B shares  acquired  by  exchange  of either (1) Class A shares of one of the other
                   Oppenheimer  funds that were  acquired  subject to a Class A initial or contingent  deferred  sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired  subject to a contingent deferred sales charge.

         6.    Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled  "How to Exchange  Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To  establish an Asset  Builder  Plan to buy shares  directly  from a bank  account,  you must enclose a check  (minimum  $25) for the initial  purchase  with your  application.  Shares  purchased by Asset Builder
Plan payments from bank accounts are subject to the  redemption  restrictions  for recent  purchases  described in the
Prospectus.  Asset Builder Plans also enable  shareholders  of Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to  purchase  shares of the Fund,  your bank  account  will be debited  automatically.  Normally, the debit will be made two business days prior to the investment dates you selected in your  Application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

         Before  initiating Asset Builder  payments,  obtain a prospectus of the selected fund(s) from the Distributor or your financial  advisor and request an application from the  Distributor,  complete it and return it. The amount of the Asset Builder  investment may be changed or the automatic  investments may be terminated at any time by writing to the Transfer  Agent.  The Transfer Agent requires a reasonable  period  (approximately  15 days) after receipt of such instructions  to implement  them.  The Fund  reserves  the right to amend,  suspend,  or  discontinue  offering  Asset
Builder plans at any time without prior notice.

Retirement  Plans.  Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix C to this  Statement of  Additional  Information.  Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained on a daily  valuation  basis by Merrill Lynch Pierce Fenner & Smith,  Inc. or an independent  record keeper that has a contract or special  arrangement  with Merrill Lynch  ("Merrill  Lynch").  If on the date the plan sponsor  signed the
Merrill  Lynch  record  keeping  service  agreement  the plan has less than $3 million in assets  (other  than  assets invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class
B shares of the Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the  Fund  will  have  their  Class B shares  converted  to Class A shares  of the  Fund  when the  plan's  applicable investments reach $5 million.

Cancellation  of  Purchase  Orders.  Cancellation  of  purchase  orders for the Fund's  shares  (for  example,  when a purchase  check is returned to the Fund  unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the purchase  date.  That loss is equal to the amount of the decline in the net  asset  value  per share  multiplied  by the  number of shares  in the  purchase  order.  The  investor  is responsible  for that loss. If the investor  fails to compensate the Fund for the loss,  the  Distributor  will do so.
The Fund may  reimburse  the  Distributor  for that amount by  redeeming  shares from any account  registered  in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund.  However,  each class has different  shareholder  privileges and features.  The net income attributable to a class of shares and the dividends  payable on a class of shares will be reduced by  incremental  expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which Class A, Class B, Class C and Class N are subject.

         The  availability  of  different  classes of shares  permits an investor  to choose the method of  purchasing shares that is more  appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares,  and other relevant  circumstances.  Class A shares normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial sales charge,  the purpose of the deferred sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial  sales  charge  on  Class A shares  - to  compensate  the  Distributor  and  brokers,  dealers  and  financial institutions  that sell shares of the Fund.  A  salesperson  who is entitled to receive  compensation  from his or her firm for selling  Fund shares may receive  different  levels of  compensation  for selling one class of shares  rather than another.

         The  Distributor  will not  accept  any  order in the  amount  of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor  (not  including  dealer  "street  name" or omnibus accounts).  That is because  generally it will be more  advantageous  for that investor to purchase  Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of
Class A shares subject to a contingent  deferred  sales charge as described in the  Prospectus,  no sales  concessions will be paid to the  broker-dealer  of record,  as  described in the  Prospectus,  on sales of Class A shares with the redemption  proceeds of shares of another  mutual fund offered as an investment  option in a retirement  plan in which
Oppenheimer  funds are also offered as investment  options under a special  arrangement with the  Distributor,  if the purchase  occurs more than 30 days after the  Oppenheimer  funds are added as an  investment  option  under that plan.
Additionally,  that  concession  will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal
Revenue  Service,  the  conversion  of Class B shares to Class A shares  after six years is not  treated  as a taxable event for the  shareholder.  If those  laws or the IRS  interpretation  of those laws  should  change,  the  automatic conversion  feature may be suspended.  In that event, no further  conversions of Class B shares would occur while that suspension  remained in effect.  Although  Class B shares could then be  exchanged  for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee,  such  exchange  could constitute  a taxable  event for the  shareholder,  and absent  such  exchange,  Class B shares  might  continue to be subject to the asset-based sales charge for longer than six years.

|X|      Availability of Class N Shares. to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or
                  Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation  of  Expenses.  The Fund pays  expenses  related to its daily  operations,  such as custodian fees,  Directors'  fees,  transfer  agency fees,  legal fees and auditing  costs.  Those  expenses are paid out of the
Fund's  assets and are not paid  directly  by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for  calculating  the net asset  value,  dividends  and  distributions  of the Fund's share classes  recognizes  two types of expenses.  General  expenses that do not pertain  specifically  to any one class are allocated  pro rata to the shares of all  classes.  The  allocation  is based on the  percentage  of the Fund's  total assets that is  represented  by the assets of each class,  and then equally to each  outstanding  share within a given class. Such general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of  shareholder  reports,  Prospectuses,  Statements  of  Additional  Information  and  other  materials  for  current shareholders,  fees to unaffiliated  Directors,  custodian expenses,  share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that  are  directly  attributable  to a  particular  class  are  allocated  equally  to each outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees, transfer and shareholder  servicing  agent fees and expenses,  and  shareholder  meeting  expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset values per share of each class of shares of the Fund are determined  as of the close of business  of The New York Stock  Exchange  on each day that the  Exchange is open.  The calculation  is done by dividing  the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for  example,  in case of weather  emergencies  or on days  falling  before a U.S.  holiday).  The
Exchange's most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,
Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,  Thanksgiving
Day and Christmas Day.  It may also close on other days.

         Dealers other than Exchange  members may conduct trading in certain  securities on days on which the Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day.  Because the Fund's net  asset  values  will not be  calculated  on those  days  some of the  Fund's  net  asset  value  per  share may be significantly  affected on such days when  shareholders  may not purchase or redeem shares.  Additionally,  trading on
European and Asian stock  exchanges and  over-the-counter  markets  normally is completed  before the close of The New
York Stock Exchange.

         Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those  securities are determined,  but before the close of The New York Stock  Exchange,  will not be reflected in the Fund's  calculation of its net asset values that day unless the Manager  determines that the event is likely to effect a material  change in the value of the  security.  If such  determination  is made,  the  Manager, acting  through an internal  valuation  committee  will  establish a valuation for such security  subject to approval, ratification and confirmation by the Board at its ensuing meeting.

         |X|  Securities  Valuation.  The Fund's Board of Directors has  established  procedures  for the valuation of the Fund's securities. In general those procedures are as follows:

         |_|  Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
                  (1) if last sale  information  is  regularly  reported,  they are valued at the last  reported  sale price on the principal  exchange on which they are traded or on NASDAQ,  as applicable,  on that day, or
(2)      if last sale  information  is not  available on a valuation  date,  they are valued at the last reported sale price  preceding the valuation  date if it is within the spread of the closing "bid" and "asked"
                      prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.

|_|      Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

                  (1) at the last sale price available to the pricing service approved by the Board of Directors, or
                  (2) at the last sale price  obtained by the  Manager  from the report of the  principal  exchange on which  the  security  is  traded  at its last  trading  session  on or  immediately  before  the valuation date, or
                  (3) at the mean between the "bid" and "asked" prices  obtained from the principal  exchange on which the security is traded or, on the basis of  reasonable  inquiry,  from two market  makers in the security.

         |_|  Long-term  debt  securities  having a remaining  maturity  in excess of 60 days are valued  based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service  approved by the Fund's Board of
Directors  or  obtained by the  Manager  from two active  market  makers in the  security  on the basis of  reasonable inquiry.

|_|      The  following  securities  are valued at the mean  between  the "bid" and  "asked"  prices  determined  by a pricing  service  approved by the Fund's  Board of  Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
                  (1) debt instruments that have a maturity of more than 397 days when issued,
                  (2) debt  instruments  that had a  maturity  of 397 days or less when  issued  and have a  remaining maturity of more than 60 days, and
                  (3) non-money  market  debt  instruments  that had a  maturity  of 397 days or less when  issued and which have a remaining maturity of 60 days or less.

         |_| The  following  securities  are valued at cost,  adjusted for  amortization  of premiums and accretion of discounts:
                  (1) money market debt  securities  held by a non-money  market fund that had a maturity of less than
                      397 days when issued that have a remaining maturity of 60 days or less, and
                  (2) debt  instruments  held by a money  market  fund that have a  remaining  maturity of 397 days or less.

         |_| Securities (including restricted  securities) not having  readily-available  market quotations are valued at fair value  determined under the Board's  procedures.  If the Manager is unable to locate two market makers willing to give  quotes,  a security  may be priced at the mean  between  the "bid" and  "asked"  prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the  case  of  U.S.  Government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale information is not generally  available,  the Manager may use pricing services approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons  to the prices for  comparable instruments  on the basis of  quality,  yield  and  maturity.  Other  special  factors  may be  involved  (such as the tax-exempt  status of the  interest  paid by  municipal  securities).  The Manager  will  monitor the  accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value foreign  currency,  including  forward  contracts,  and to convert to U.S. dollars  securities that are denominated in foreign currency.

         Puts,  calls,  and  futures  are valued at the last sale price on the  principal  exchange  on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing service  approved by the Board of Directors or by the
Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the  closing  "bid" and  "asked"  prices on the  principal  exchange or on NASDAQ on the valuation  date.  If not,  the value  shall be the  closing  bid price on the  principal  exchange or on NASDAQ on the valuation  date.  If the put,  call or future is not traded on an  exchange  or on  NASDAQ,  it shall be valued by the mean between "bid" and "asked"  prices  obtained by the Manager from two active market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount equal to the premium  received is included in the Fund's Statement of Assets and  Liabilities  as an asset.  An  equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.
If a call or put written by the Fund  expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters into a closing purchase  transaction,  it will have a gain or loss, depending on whether the premium received was more or less  than the  cost of the  closing  transaction.  If the Fund  exercises  a put it  holds,  the  amount  the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The  information  below  supplements  the  items  and  conditions  for  redeeming  shares  set  forth  in the prospectuses.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder may reinvest all or part of the redemption proceeds of:
         |_| Class A shares  purchased  subject to an  initial  sales  charge or Class A shares on which a  contingent deferred sales charge was paid, or
         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made  without  sales  charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable  as described  in "How to Exchange  Shares"  below.
Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.
The shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This privilege does not apply to Class C or Class Y shares. The Fund may amend,  suspend or cease offering this reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital  gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the timing and amount of the  reinvestment.  Under the Internal
Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales  charge paid.  That would reduce the loss or increase the gain recognized from the
redemption.  However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The  Prospectus  states that payment for shares  tendered for  redemption is  ordinarily  made in cash.  However,  under  certain  circumstances  the  Board of  Directors  of the Fund may  determine  that it would be detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the  Fund  may pay the  redemption  proceeds  in  whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company  Act.  Under that rule,  the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind,  the redeeming  shareholder  might incur  brokerage  or other  costs in selling  the  securities  for cash.  The Fund will value  securities  used to pay redemptions  in kind using the same  method the Fund uses to value its  portfolio  securities  described  above  under
"Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption  price is determined.

Involuntary  Redemptions.  The Fund's  Board of Directors  has the right to cause the  involuntary  redemption  of the shares held in any account if the  aggregate  net asset value of those shares is less than $500 or such lesser  amount as the Board may fix. The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate net asset value of such  shares has fallen  below the stated  minimum  solely as a result of market  fluctuations.  If the Board exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders in question (not less than 30 days).  The Board may  alternatively  set  requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of transfer to the name of another  person or entity.  It does not matter  whether the transfer  occurs by absolute  assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares  subject to a contingent  deferred  sales charge are  transferred,  the  transferred  shares will remain subject to the contingent  deferred sales charge.  It will be calculated as if the transferee  shareholder  had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all  shares  held in an account  are  transferred,  and some but not all  shares in the  account would be subject to a contingent deferred sales charge if redeemed at the time of transfer,  the priorities  described in the  Prospectus  under "How to Buy Shares" for the  imposition of the Class B or Class C contingent  deferred sales charge will be followed in determining the order in which shares are transferred.

Selling  Shares by Wire.  The wire of  redemptions  proceeds may be delayed if the Fund's  custodian  bank is not open for business on a day when the Fund would  normally  authorize  the wire to be made,  which is usually the Fund's next regular  business day following the redemption.  In those  circumstances,  the wire will not be transmitted  until the next  bank  business  day on  which  the Fund is open for  business.  No  dividends  will be paid on the  proceeds  of redeemed shares awaiting transfer by wire.

Distributions  From Retirement  Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial plans,  401(k) plans or pension or  profit-sharing  plans should be addressed to "Trustee,  OppenheimerFunds
Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information.  The request must:

         (1)  state the reason for the distribution;
         (2)  state the owner's awareness of tax penalties if the distribution is premature; and
         (3)  conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants  (other than  self-employed  persons) in  OppenheimerFunds-sponsored  pension or  profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal
Revenue  Code and certain  documents  (available  from the  Transfer  Agent) must be  completed  and  submitted to the
Transfer Agent before the  distribution  may be made.  Distributions  from retirement plans are subject to withholding requirements  under the  Internal  Revenue  Code,  and IRS Form  W-4P  (available  from the  Transfer  Agent)  must be submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.  Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal  Revenue Code requires that tax be withheld  from any  distribution  even if the  shareholder  elects not to have tax withheld.  The
Fund,  the  Manager,  the  Distributor,  and the  Transfer  Agent  assume no  responsibility  to  determine  whether a distribution  satisfies  the  conditions  of  applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares from Dealers and  Brokers.  The  Distributor  is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their  broker or dealer to  arrange  this type of  redemption.  The  repurchase  price per share will be the net asset value  next  computed  after the  Distributor  receives  an order  placed by the  dealer or  broker.  However,  if the
Distributor  receives a repurchase  order from a dealer or broker after the close of The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been  transmitted  to and received by the  Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for  accounts  redeemed by a  broker-dealer  under this  procedure,  payment will be made within three  business  days after the shares have been redeemed upon the  Distributor's  receipt of the required  redemption documents in proper form. The  signature(s)  of the registered  owners on the redemption  documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange Plans.  Investors  owning shares of the Fund valued at $5,000 or more can authorize the  Transfer  Agent to  redeem  shares  (having  a value of at least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested by telephone if payments  are to be made by check  payable to all  shareholders  of record.  Payments must also be sent to the  address of record for the  account and the  address  must not have been  changed  within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments  are  normally  made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal  Plan payments  transferred  to the bank account  designated on the
Account  Application  or by  signature-guaranteed  instructions  sent  to the  Transfer  Agent.  Shares  are  normally redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent  deferred  sales  charge  applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee  receipt of a payment on the date requested.  The Fund reserves the right to amend, suspend or  discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on  Class A share  purchases,  shareholders  should  not  make  regular  additional  Class  A  share  purchases  while participating  in an  Automatic  Withdrawal  Plan.  Class B, Class C and Class N  shareholders  should  not  establish withdrawal  plans,  because of the imposition of the  contingent  deferred  sales charge on such  withdrawals  (except where the contingent deferred sales charge is waived as described in Appendix C below).

         By requesting an Automatic  Withdrawal or Exchange Plan, the  shareholder  agrees to the terms and conditions that apply to such plans,  as stated below.  These  provisions may be amended from time to time by the Fund and/or the
Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange  Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically  on a monthly, quarterly,  semi-annual  or annual basis under an Automatic  Exchange  Plan.  The minimum amount that may be exchanged to  each  other  fund  account  is $25.  Instructions  should  be  provided  on the  OppenheimerFunds  Application  or signature-guaranteed  instructions.  Exchanges  made under these plans are subject to the  restrictions  that apply to exchanges  as set forth in "How to  Exchange  Shares" in the  Prospectus  and below in this  Statement  of  Additional
Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as  necessary to meet  withdrawal  payments.
Shares acquired without a sales charge will be redeemed first.  Shares acquired with reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's  principal  may be  depleted.
Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder(s)
(the  "Planholder") who executed the Plan authorization and application  submitted to the Transfer Agent.  Neither the
Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the
Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund purchased  for and held under the Plan,  but the  Transfer  Agent will  credit all such  shares to the  account of the
Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the certificate may be held under the
Plan.

         For accounts  subject to Automatic  Withdrawal  Plans,  distributions  of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be  redeemed to make  withdrawal  payments  at the net asset  value per share  determined  on the redemption  date.  Checks or  AccountLink  payments  representing  the proceeds of Plan  withdrawals  will normally be transmitted  three  business  days prior to the date  selected  for receipt of the  payment,  according  to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the  interval of  disbursement  payments  and the address to which  checks are to be mailed or
AccountLink  payments are to be sent may be changed at any time by the  Planholder  by writing to the Transfer  Agent.
The Planholder  should allow at least two weeks' time after mailing such  notification  for the requested change to be put in effect.  The Planholder  may, at any time,  instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give directions to the Transfer  Agent to terminate a Plan.  The Transfer Agent will also terminate a Plan upon its receipt of evidence  satisfactory to it that the Planholder has died or is legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been  redeemed  will be held in  uncertificated  form in the name of the  Planholder.  The account will  continue as a  dividend-reinvestment,  uncertificated  account  unless and until proper  instructions are received from the Planholder,  his or her executor or guardian,  or another  authorized person.

         To use shares  held under the Plan as  collateral  for a debt,  the  Planholder  may  request  issuance  of a portion of the shares in  certificated  form.  Upon written  request  from the  Planholder,  the  Transfer  Agent will determine the number of shares for which a certificate  may be issued without  causing the withdrawal  checks to stop.
However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market Fund,
     Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust, Centennial New
     York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other
     Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of
     Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market
     Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another
     Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer
     Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior Floating
     Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index Fund
     and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

      Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money  market fund offered by the  Distributor.  Shares of any money market fund purchased  without a sales charge may be exchanged for shares of Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase  shares of  Oppenheimer  funds subject to an early  withdrawal  charge or  contingent  deferred sales charge.

         Shares of Oppenheimer  Money Market Fund,  Inc.  purchased  with the  redemption  proceeds of shares of other mutual funds (other than funds managed by the Manager or its  subsidiaries)  redeemed within the 30 days prior to that purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds  without being subject to an initial sales charge or  contingent  deferred  sales charge.  To qualify for that  privilege,  the investor or the  investor's dealer must notify the  Distributor  of eligibility  for this  privilege at the time the shares of  Oppenheimer  Money
Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose  these  changes at any time,  it will  provide  you with  notice of those  changes  whenever it is required to do so by  applicable  law. It may be required to provide 60 days notice  prior to  materially  amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         How Exchanges Affect  Contingent  Deferred Sales Charges.  No contingent  deferred sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred  sales  charge.  However,  when Class A shares acquired by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a Class A contingent deferred sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class
B contingent  deferred  sales charge is imposed on Class B shares  acquired by exchange if they are redeemed  within 6 years of the initial  purchase of the  exchanged  Class B shares.  The Class C  contingent  deferred  sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed  within 12 months of the initial  purchase of the exchanged  Class C shares.  With  respect to Class N shares,  a 1%  contingent  deferred  sales charge will be imposed if the  retirement  plan (not  including  IRAs and 403(b) plans) is  terminated  or Class N shares of all  Oppenheimer funds are  terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first purchase of Class N shares of any  Oppenheimer  fund or with respect to an individual  retirement plan or
403(b)  plan,  Class N shares are  redeemed  within 18 months of the plan's  first  purchase  of Class N shares of any
Oppenheimer fund.

When Class B or Class C shares are redeemed to effect an  exchange,  the  priorities  described in "How To Buy Shares"
in the Prospectus  for the imposition of the Class B or the Class C contingent  deferred sales charge will be followed in determining the order in which the shares are exchanged.  Before exchanging shares,  shareholders  should take into account how the  exchange may affect any  contingent  deferred  sales  charge that might be imposed in the  subsequent redemption  of  remaining  shares.  If Class B shares  of an  Oppenheimer  fund are  exchanged  for  Class B shares of
Oppenheimer  Limited-Term  Government  Fund or  Limited-Term  New York  Municipal  Fund and those  shares  acquired by exchange are subsequently  redeemed,  they will be subject to the contingent  deferred sales charge of the Oppenheimer fund  from  which  they  were  exchanged.  The  contingent  deferred  sales  charge  rates of Class B shares  of other
Oppenheimer  funds  are  typically  higher  for the same  holding  period  than  for  Class B  shares  of  Oppenheimer
Limited-Term  Government  Fund and  Limited-Term  New York Municipal  Fund. They will not be subject to the contingent deferred sales charge of Oppenheimer Limited-Term Government Fund or Limited-Term New York Municipal Fund.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X| Limits on Multiple  Exchange Orders.  The Fund reserves the right to reject telephone or written exchange requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a Prospectus of that fund before the exchange  request may be submitted.  If all telephone lines are busy (which might occur,  for example, during periods of substantial market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  When you exchange  some or all of your shares from one fund to another, any special  account  feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption  and exchange  features such as Automatic  Exchange  Plans and  Automatic  Withdrawal  Plans  cannot be switched to an account in  Oppenheimer
Senior  Floating  Rate Fund.  Shares to be  exchanged  are redeemed on the regular  business  day the  Transfer  Agent receives  an exchange  request in proper form (the  "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such  purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate  transfer of the redemption  proceeds.  The Fund reserves the right, in its discretion,  to refuse any exchange request that may  disadvantage  it. For example,  if the receipt of multiple  exchange  requests from a dealer might require the disposition of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund, the Fund may refuse the request.  For full or partial  exchanges of an account made by telephone,  any special  account  features  such as Asset  Builder  Plans and Automatic  Withdrawal
Plans will be switched to the new account unless the Transfer Agent is instructed otherwise.

         In  connection  with any  exchange  request,  the  number of  shares  exchanged  may be less than the  number requested  if the  exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include shares covered by a share  certificate that is not tendered with the request.  In those cases,  only the shares  available for exchange  without  restriction will be exchanged.

         The different  Oppenheimer funds available for exchange have different  investment  objectives,  policies and risks.  A shareholder  should assure that the fund selected is  appropriate  for his or her  investment  and should be aware of the tax  consequences  of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a  redemption  of  shares  of one fund and a  purchase  of  shares of  another.  "Reinvestment  Privilege,"  above, discusses  some of the tax  consequences  of  reinvestment  of  redemption  proceeds  in such  cases.  The  Fund,  the
Distributor,  and the  Transfer  Agent are unable to  provide  investment,  tax or legal  advice to a  shareholder  in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the  composition of the Fund's  portfolio,  and expenses borne by the Fund or borne  separately  by a class.  Dividends are  calculated  in the same manner,  at the same time, and on the same day for each  class  of  shares.  However,  dividends  on  Class  B,  Class C and  Class N shares  are expected  to be lower  than  dividends  on Class A and Class Y shares.  That is  because  of the  effect of the higher asset-based  sales  charge on Class B, Class C and Class N shares.  Those  dividends  will also  differ in amount as a consequence of any difference in the net asset values of each class of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented  by checks  returned to the Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of  Oppenheimer  Money Market
Fund,  Inc.  Reinvestment  will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable  the  investor  to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be  subject  to state escheatment  laws, and the Fund and the Transfer  Agent will not be liable to  shareholders  or their  representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends,  Distributions  and  Redemptions  of Shares.  The  federal tax  treatment  of the
Fund's  dividends and capital gains  distributions is briefly  highlighted in the Prospectus.  The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax  discussion in the  Prospectus  and this  Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial,  or administrative  action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described  below.  Potential  purchasers of shares of the Fund are urged  to  consult  their  tax  advisers  with  specific  reference  to  their  own tax  circumstances  as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification  as a  Regulated  Investment  Company.  The Fund has  elected  to be taxed as a  regulated investment  company under  Subchapter M of the Internal  Revenue Code of 1986, as amended.  As a regulated  investment company,  the Fund is not subject to federal income tax on the portion of its investment  company taxable income (that is, taxable interest,  dividends,  other taxable ordinary income net of expenses,  and net short-term  capital gain in excess of long-term  capital  loss) and capital gain net income (that is, the excess of net  long-term  capital  gains over net short-term  capital  losses) that it  distributes to  shareholders.  That  qualification  enables the Fund to
"pass through" its income and realized capital gains to shareholders  without having to pay tax on them. This avoids a
"double  tax" on that income and  capital  gains,  since  shareholders  normally  will be taxed on the  dividends  and capital  gains  they  receive  from the Fund  (unless  their  Fund  shares  are held in a  retirement  account  or the shareholder is otherwise  exempt from tax).  The Internal  Revenue Code contains a number of complex tests relating to qualification  that the Fund might not meet in a  particular  year.  If it did not qualify as a  regulated  investment company,  the Fund would be treated for tax purposes as an ordinary  corporation  and would  receive no tax  deduction for payments made to shareholders.

         To qualify  as a  regulated  investment  company,  the Fund must  distribute  at least 90% of its  investment company  taxable  income (in brief,  net  investment  income and the excess of net  short-term  capital  gain over net long-term  capital loss) for the taxable year. The Fund must also satisfy  certain other  requirements of the Internal
Revenue Code,  some of which are  described  below.  Distributions  by the Fund made during the taxable year or, under specified  circumstances,  within twelve months after the close of the taxable year, will be considered  distributions of income  and gains  for the  taxable  year and will  therefore  count  toward  satisfaction  of the  above-mentioned requirement.

         To qualify as a regulated  investment  company,  the Fund must  derive at least 90% of its gross  income from dividends,  interest,  certain payments with respect to securities loans,  gains from the sale or other disposition of stock or securities or foreign  currencies  (to the extent such currency  gains are directly  related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements  described  above, the Fund must satisfy an asset  diversification test in order to qualify as a  regulated  investment  company.  Under that test,  at the close of each  quarter of the
Fund's  taxable  year,  at least 50% of the value of the  Fund's  assets  must  consist of cash and cash  items,  U.S.
government  securities,  securities of other regulated  investment  companies,  and securities of other issuers. As to each of those  issuers,  the Fund  must not have  invested  more than 5% of the value of the  Fund's  total  assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding  voting  securities of each such  issuer.  No more than 25% of the value of its total assets may be invested in the  securities  of any one issuer
(other than U.S.  government  securities and securities of other regulated  investment  companies),  or in two or more issuers which the Fund  controls and which are engaged in the same or similar  trades or  businesses.  For purposes of this test,  obligations  issued or guaranteed by certain  agencies or  instrumentalities  of the U.S.  government  are treated as U.S. government securities.

              |X| Excise Tax on Regulated Investment  Companies.  Under the Internal Revenue Code, by December 31 each year,  the Fund must  distribute  98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through  October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently anticipated that the Fund will meet those requirements.  To meet this requirement,  in certain  circumstances the Fund might be required to liquidate portfolio  investments to make sufficient  distributions to avoid excise tax liability.
However,  the Board of Directors  and the Manager  might  determine in a particular  year that it would be in the best interests of  shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates  distributing  substantially all of its investment company  taxable  income for each  taxable  year.  Those  distributions  will be taxable to  shareholders  as ordinary income and treated as dividends for federal income tax purposes.

         Special  provisions  of the Internal  Revenue Code govern the  eligibility  of the Fund's  dividends  for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains distributions are not eligible for the  deduction.  The  amount of  dividends  paid by the Fund that may  qualify  for the  deduction  is  limited to the aggregate amount of qualifying  dividends that the Fund derives from portfolio  investments that the Fund has held for a minimum period,  usually 46 days. A corporate  shareholder  will not be eligible for the deduction on dividends paid on Fund  shares  held for 45 days or less.  To the extent the Fund's  dividends  are  derived  from gross  income from option  premiums,  interest  income  or  short-term  gains  from the sale of  securities  or  dividends  from  foreign corporations,  those  dividends  will not qualify for the deduction.  Since it is anticipated  that most of the Fund's income  will be  derived  from  interest  it  receives  on its  investments,  the Fund  does not  anticipate  that its distributions will qualify for this deduction.

         The Fund may either  retain or  distribute to  shareholders  its net capital gain for each taxable year.  The
Fund  currently  intends  to  distribute  any such  amounts.  If net long  term  capital  gains  are  distributed  and designated as a capital gain  distribution,  it will be taxable to shareholders as long-term capital gain. It does not matter how long the  shareholder  has held his or her shares or whether  that gain was  recognized  by the Fund before the shareholder acquired his or her shares.

         If the Fund  elects  to  retain  its net  capital  gain,  the Fund  will be  subject  to tax on it at the 35%
corporate  tax rate.  If the Fund elects to retain its net capital  gain, it is expected that the Fund also will elect to have  shareholders  of record on the last day of its taxable year  treated as if each  received a  distribution  of their pro rata  share of such gain.  As a result,  each  shareholder  will be  required  to report his or her pro rata share of such gain on their tax return as long-term  capital  gain,  will receive a refundable  tax credit for his/her pro rata share of tax paid by the Fund on the gain,  and will  increase the tax basis for his/her  shares by an amount equal to the deemed distribution less the tax credit.

         Investment  income that may be received by the Fund from sources within  foreign  countries may be subject to foreign taxes  withheld at the source.  The United  States has entered into tax treaties  with many foreign  countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions  by the Fund that do not constitute  ordinary  income  dividends or capital gain  distributions will be treated as a return of capital to the extent of the shareholder's  tax basis in their shares.  Any excess will be treated as gain from the sale of those shares,  as discussed  below.  Shareholders  will be advised  annually as to the U.S.  federal  income  tax  consequences  of  distributions  made (or  deemed  made)  during  the  year.  If prior distributions  made by the Fund must be  re-characterized  as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment  policies,  they will be identified as such in notices sent to shareholders.

         Distributions  by the  Fund  will be  treated  in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or  reinvested  in additional  shares of the Fund (or of another  fund).  Shareholders receiving a distribution  in the form of additional  shares will be treated as receiving a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be  required  in certain  cases to  withhold  and remit to the U.S.  Treasury  31% of  ordinary income  dividends  and  capital  gains  distributions  and the  proceeds  of the  redemption  of  shares,  paid to any shareholder (1) who has failed to provide a correct,  certified taxpayer  identification number, (2) who is subject to backup  withholding for failure to report the receipt of interest or dividend income  properly,  or (3) who has failed to certify to the Fund that the  shareholder is not subject to backup  withholding or is an "exempt  recipient"  (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder  redeems all or a portion of his/her shares,  the
                                                                                              -
shareholder  will  recognize a gain or loss on the redeemed  shares in an amount equal to the  difference  between the proceeds of the  redeemed  shares and the  shareholder's  adjusted  tax basis in the  shares.  All or a portion of any loss  recognized  in that manner may be  disallowed if the  shareholder  purchases  other shares of the Fund within 30 days before or after the redemption.

         In general,  any gain or loss arising from the  redemption of shares of the Fund will be  considered  capital gain or loss,  if the shares were held as a capital  asset.  It will be  long-term  capital gain or loss if the shares were held for more than one year.  However,  any  capital  loss  arising  from the  redemption  of shares held for six months or less will be treated as a  long-term  capital  loss to the  extent of the amount of capital  gain  dividends received  on those  shares.  Special  holding  period  rules  under the  Internal  Revenue  Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X|  Foreign  Shareholders.  Taxation of a shareholder  who under United  States law is a  nonresident  alien
individual,   foreign  trust  or  estate,  foreign  corporation,   or  foreign  partnership  depends  on  whether  the
shareholder's  income  from  the Fund is  effectively  connected  with a U.S.  trade or  business  carried  on by such shareholder.

         If the income  from the Fund is not  effectively  connected  with a U.S.  trade or  business  carried on by a foreign  shareholder,  ordinary income dividends paid to such foreign shareholder will be subject to U.S.  withholding tax. The rate of the tax depends on a number of factors.  If the income from the Fund is effectively  connected with a
U.S. trade or business carried on by a foreign  shareholder,  then ordinary income dividends,  capital gain dividends, and any gains  realized  upon the sale of shares of the Fund will be subject to U.S.  federal  income tax at the rates applicable to U.S. citizens or domestic corporations.

         In the case of a foreign  non-corporate  shareholder,  the Fund may be  required  to  withhold  U.S.  federal income tax at a rate of 31% on  distributions  that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax  consequences  to a foreign  shareholder  entitled to claim the benefits of an applicable  tax treaty may be different from those described  herein.  Foreign  shareholders are urged to consult their own tax advisers with respect to the  particular  tax  consequences  to them of an investment in the Fund,  including the  applicability  of foreign taxes.

Dividend  Reinvestment in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends  and/or capital gains  distributions  in shares of the same class of any of the other  Oppenheimer  funds listed  above.  Reinvestment will be made  without  sales charge at the net asset value per share in effect at the close of business on the payable date of the  dividend or  distribution.  To elect this  option,  the  shareholder  must notify the  Transfer  Agent in writing and must have an existing  account in the fund  selected for  reinvestment.  Otherwise the  shareholder  first must obtain a prospectus for that fund and an  application  from the  Distributor  to establish an account.  Dividends and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc.,  a  subsidiary  of the  Manager  that acts as the Fund's
Distributor.  The Distributor  also  distributes  shares of the other  Oppenheimer  funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the  Manager.  It is responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and  distributions to shareholders.  It also handles  shareholder  servicing and  administrative  functions.
The Fund pays the Transfer  Agent a fixed annual  maintenance  fee for each  shareholder  account and  reimburses  the
Transfer  Agent  for  its  out-of-pocket-expenses.  It  also  acts  as  shareholder  servicing  agent  for  the  other
Oppenheimer  funds.  Shareholders  should direct  inquiries  about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

         |X| Shareholder Servicing Agent for Certain  Shareholders.  Unified Management  Corporation  (1-800-346-4601)
is the  shareholder  servicing agent for  shareholders  of the Fund who were former  shareholders of the AMA Family of
Funds and clients of AMA Investment  Advisors,  Inc.  (which had been the investment  Advisor of AMA Family of Funds).
It is also the servicing agent for Fund shareholders who are:
         (i)      former shareholders of the Unified Funds and Liquid Green Trusts,
         (ii)     accounts  that  participated  or  participate  in a  retirement  plan for which  Unified  Investment
                  Advisors, Inc. or an affiliate acts as custodian or trustee,
         (iii)    accounts that have a Money Manager brokerage account, and
                  other accounts for which Unified Management Corporation is the dealer of record.

The  Custodian.  Citibank,  N.A. is the  custodian of the Fund's  assets.  The  custodian's  responsibilities  include safeguarding  and  controlling  the Fund's  portfolio  securities and handling the delivery of such  securities to and from the  Fund.  It will be the  practice  of the Fund to deal  with the  custodian  in a manner  uninfluenced  by any banking  relationship  the custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal  deposit  insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the independent  auditors of the Fund. They audit the Fund's financial statements and perform other related audit  services.  They also act as  independent  auditors for certain other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of
Oppenheimer Quest Value Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Quest Value Fund, Inc., including the statement of investments, as of October 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended October 31, 1999, were audited by other auditors whose report dated November 19, 1999, expressed an unqualified opinion on this information.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Quest Value Fund, Inc. as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
------------
KPMG LLP

Denver, Colorado
November 21, 2001

STATEMENT OF INVESTMENTS  October 31, 2001

                                                                   Market Value
                                                        Shares       See Note 1
================================================================================
Common Stocks--88.0%
--------------------------------------------------------------------------------
Basic Materials--1.8%
--------------------------------------------------------------------------------
Metals--1.8%
Alcoa, Inc.                                             550,000   $  17,748,500
--------------------------------------------------------------------------------
Capital Goods--12.2%
--------------------------------------------------------------------------------
Aerospace/Defense--1.6%
Boeing Co.                                              500,000      16,300,000
--------------------------------------------------------------------------------
Industrial Services--1.9%
Waste Management, Inc.                                  750,000      18,375,000
--------------------------------------------------------------------------------
Manufacturing--8.7%
Caterpillar, Inc.                                       400,000      17,888,000
--------------------------------------------------------------------------------
CP Holders/1/                                           745,000      27,267,000
--------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.                    300,000      31,314,000
--------------------------------------------------------------------------------
Textron, Inc.                                           300,000       9,495,000
                                                                  --------------
                                                                     85,964,000

--------------------------------------------------------------------------------
Communication Services--8.9%
--------------------------------------------------------------------------------
Telecommunications-Long Distance--7.4%
Sprint Corp. (Fon Group)                              1,000,000      20,000,000
--------------------------------------------------------------------------------
Verizon Communications, Inc.                            600,000      29,886,000
--------------------------------------------------------------------------------
WorldCom, Inc./MCI Group                                 56,000         663,600
--------------------------------------------------------------------------------
WorldCom, Inc./WorldCom Group/1/                      1,700,000      22,865,000
                                                                  --------------
                                                                     73,414,600

--------------------------------------------------------------------------------
Telephone Utilities--1.5%
SBC Communications, Inc.                                400,000      15,244,000
--------------------------------------------------------------------------------
Consumer Cyclicals--1.3%
--------------------------------------------------------------------------------
Leisure & Entertainment--1.3%
Carnival Corp.                                          600,000      13,068,000
--------------------------------------------------------------------------------
Consumer Staples--12.9%
--------------------------------------------------------------------------------
Broadcasting--1.2%
Clear Channel Communications, Inc./1/                   300,000      11,436,000
--------------------------------------------------------------------------------
Entertainment--3.2%
McDonald's Corp.                                      1,200,000      31,284,000
--------------------------------------------------------------------------------
Food & Drug Retailers--7.2%
CVS Corp.                                               850,000      20,315,000
--------------------------------------------------------------------------------
Kroger Co. (The)/1/                                   2,100,000      51,366,000
                                                                  --------------
                                                                     71,681,000

--------------------------------------------------------------------------------
Household Goods--1.3%
Gillette Co.                                            400,000      12,436,000
--------------------------------------------------------------------------------
Energy--4.9%
--------------------------------------------------------------------------------
Energy Services--1.0%
Halliburton Co.                                         400,000       9,876,000

                    12 | OPPENHEIMER QUEST VALUE FUND, INC.

                                                                   Market Value
                                                        Shares       See Note 1
================================================================================
Oil: Domestic--3.9%
ChevronTexaco Corp.                                     250,000   $  22,137,500
--------------------------------------------------------------------------------
Unocal Corp.                                            500,000      16,100,000
                                                                  --------------
                                                                     38,237,500

--------------------------------------------------------------------------------
Financial--31.9%
--------------------------------------------------------------------------------
Banks--8.6%
FleetBoston Financial Corp.                           1,000,000      32,860,000
--------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                 600,000      21,216,000
--------------------------------------------------------------------------------
Wells Fargo Co.                                         800,000      31,600,000
                                                                  --------------
                                                                     85,676,000

--------------------------------------------------------------------------------
Diversified Financial--15.9%
Citigroup, Inc.                                         700,000      31,864,000
--------------------------------------------------------------------------------
Countrywide Credit Industries, Inc.                     600,000      23,958,000
--------------------------------------------------------------------------------
Freddie Mac                                           1,000,000      67,820,000
--------------------------------------------------------------------------------
Household International, Inc.                           650,000      33,995,000
                                                                  --------------
                                                                    157,637,000

--------------------------------------------------------------------------------
Insurance--7.4%
AFLAC, Inc.                                             600,000      14,676,000
--------------------------------------------------------------------------------
John Hancock Financial Services, Inc.                   900,000      30,672,000
--------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                  325,000      28,229,500
                                                                  --------------
                                                                     73,577,500

--------------------------------------------------------------------------------
Healthcare--6.8%
--------------------------------------------------------------------------------
Healthcare/Drugs--6.8%
American Home Products Corp.                            500,000      27,915,000
--------------------------------------------------------------------------------
Merck & Co., Inc.                                       100,000       6,381,000
--------------------------------------------------------------------------------
Pharmacia Corp.                                         400,000      16,208,000
--------------------------------------------------------------------------------
Schering-Plough Corp.                                   450,000      16,731,000
                                                                  --------------
                                                                     67,235,000

--------------------------------------------------------------------------------
Healthcare/Supplies & Services--0.0%
Paracelsus Healthcare Corp./1/,/2/                        3,107              --
--------------------------------------------------------------------------------
Technology--2.3%
--------------------------------------------------------------------------------
Computer Hardware--1.4%
Dell Computer Corp./1/                                  600,000      14,388,000
--------------------------------------------------------------------------------
Computer Software--0.9%
Microsoft Corp./1/                                      150,000       8,722,500
--------------------------------------------------------------------------------
Transportation--3.3%
--------------------------------------------------------------------------------
Air Transportation--0.9%
AMR Corp./1/                                            500,000       9,100,000
--------------------------------------------------------------------------------
Railroads & Truckers--2.4%
Burlington Northern Santa Fe Corp.                      900,000      24,183,000

                    13 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF INVESTMENTS Continued

                                                                              Market Value
                                                                    Shares      See Note 1
------------------------------------------------------------------------------------------
   Utilities--1.7%
------------------------------------------------------------------------------------------

   Electric Utilities--1.7%
   Exelon Corp.                                                    400,000    $ 16,828,000
                                                                             -------------
   Total Common Stocks (Cost $801,817,233)                                     872,411,600

                                                                 Principal
                                                                    Amount
==========================================================================================
   Short-Term Notes--12.1%
   Federal National Mortgage Assn., 2.29%, 11/26/01           $ 73,945,000      73,827,407
------------------------------------------------------------------------------------------
   General Electric Capital Corp., 2.43%, 11/9/01               21,997,000      21,985,122
------------------------------------------------------------------------------------------
   Prudential Funding LLC, 2.44%, 11/13/01                      23,605,000      23,585,801
                                                                             -------------
   Total Short-Term Notes (Cost $119,398,330)                                  119,398,330

------------------------------------------------------------------------------------------
   Total Investments, at Value (Cost $921,215,563)                   100.1%    991,809,930
------------------------------------------------------------------------------------------
   Liabilities in Excess of Other Assets                              (0.1)       (622,887)
                                                              ----------------------------
   Net Assets                                                        100.0%   $991,187,043
                                                              ============================

Footnotes to Statement of Investments

1. Non-income-producing security.
2. Identifies issues considered to be illiquid--See Note 5 of Notes to Financial
   Statements.

See accompanying Notes to Financial Statements.

                    14 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES October 31, 2001

   =======================================================================================
   Assets

   Investments, at value (cost $921,215,563)--see accompanying statement      $991,809,930

---------------------------------------------------------------------------------------
   Cash                                                                             60,732

---------------------------------------------------------------------------------------
   Receivables and other assets:
   Shares of capital stock sold                                                    939,700
   Interest and dividends                                                          895,875
   Other                                                                            58,486
                                                                             -------------
   Total assets                                                                993,764,723

   =======================================================================================
   Liabilities
   Payables and other liabilities:
   Shares of capital stock redeemed                                              1,913,316
   Shareholder reports                                                             247,214
   Distribution and service plan fees                                              212,917
   Directors' compensation                                                         101,850
   Transfer and shareholder servicing agent fees                                       529
   Other                                                                           101,854
                                                                             -------------
   Total liabilities                                                             2,577,680

   =======================================================================================
   Net Assets                                                                 $991,187,043
                                                                            ==============

   =======================================================================================
   Composition of Net Assets
   Par value of shares of capital stock                                       $ 55,997,538
   ---------------------------------------------------------------------------------------
   Additional paid-in capital                                                  843,222,979
   ---------------------------------------------------------------------------------------
   Accumulated net investment loss                                                (101,903)
   ---------------------------------------------------------------------------------------
   Accumulated net realized gain (loss) on investment transactions              21,474,062
   ---------------------------------------------------------------------------------------
   Net unrealized appreciation (depreciation) on investments                    70,594,367
                                                                             -------------
   Net Assets                                                                 $991,187,043
                                                                             =============

                    15 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES Continued

 ===============================================================================
 Net Asset Value Per Share

 Class A Shares:

 Net asset value and redemption price per share
 (based on net assets of $567,123,581 and
 31,562,080 shares of capital stock outstanding)                         $17.97

 Maximum offering price per share (net asset value
 plus sales charge of 5.75% of offering price)                           $19.07
 -------------------------------------------------------------------------------
 Class B Shares:

 Net asset value, redemption price (excludes
 applicable contingent deferred sales charge) and
 offering price per share (based on net assets of
 $318,916,164 and 18,422,517 shares of capital
 stock outstanding)                                                      $17.31
 -------------------------------------------------------------------------------
 Class C Shares:

 Net asset value, redemption price (excludes
 applicable contingent deferred sales charge) and
 offering price per share (based on net assets of
 $81,770,617 and 4,720,197 shares of capital stock
 outstanding)                                                            $17.32
 -------------------------------------------------------------------------------
 Class N Shares:

 Net asset value, redemption price (excludes
 applicable contingent deferred sales charge) and
 offering price per share (based on net assets of
 $2,695,961 and 150,141 shares of capital stock
 outstanding)                                                            $17.96
 -------------------------------------------------------------------------------
 Class Y Shares:

 Net asset value, redemption price and offering
 price per share (based on net assets of $20,680,720
 and 1,142,603 shares of capital stock outstanding)                      $18.10

See accompanying Notes to Financial Statements.

                    16 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF OPERATIONS For the Year Ended October 31, 2001

   =======================================================================================
   Investment Income

   Dividends (net of foreign withholding taxes of $43,764)                   $  14,161,970

---------------------------------------------------------------------------------------
   Interest                                                                      4,334,849
                                                                             -------------
   Total income                                                                 18,496,819

   =======================================================================================
   Expenses
   Management fees                                                               9,672,069

---------------------------------------------------------------------------------------
   Distribution and service plan fees:
   Class A                                                                       2,423,419
   Class B                                                                       3,465,165
   Class C                                                                         849,121
   Class N                                                                           2,150

---------------------------------------------------------------------------------------
   Transfer and shareholder servicing agent fees:
   Class A                                                                         986,096
   Class B                                                                         764,933
   Class C                                                                         167,302
   Class N                                                                           1,030
   Class Y                                                                          47,058

---------------------------------------------------------------------------------------
   Shareholder reports                                                             289,081

---------------------------------------------------------------------------------------
   Directors' compensation                                                          30,372

---------------------------------------------------------------------------------------
   Custodian fees and expenses                                                      28,559

---------------------------------------------------------------------------------------
   Other                                                                           462,389
                                                                             -------------
   Total expenses                                                               19,188,744
   Less reduction to excess expenses                                               (83,713)
   Less reduction to custodian expenses                                            (19,041)
   Less voluntary waiver of transfer and shareholder servicing agent
   fees-Class Y                                                                     (4,758)
                                                                             -------------
   Net expenses                                                                 19,081,232

   =======================================================================================
   Net Investment Loss                                                            (584,413)

   =======================================================================================
   Realized and Unrealized Gain (Loss)
   Net realized gain (loss) on investments                                      26,691,740
   ---------------------------------------------------------------------------------------
   Net change in unrealized appreciation (depreciation) on investments         (89,735,914)
                                                                             -------------
   Net realized and unrealized gain (loss)                                     (63,044,174)

   ======================================================================================
   Net Decrease in Net Assets Resulting from Operations                      $ (63,628,587)
                                                                             =============

See accompanying Notes to Financial Statements.

                    17 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended October 31,                                         2001            2000
 ===================================================================================

 Operations
 Net investment income (loss)                           $   (584,413) $   (2,388,916)
 -----------------------------------------------------------------------------------
 Net realized gain (loss)                                 26,691,740      29,632,446
 -------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)    (89,735,914)    (47,103,924)
                                                        ----------------------------
 Net increase (decrease) in net assets resulting from
 operations                                              (63,628,587)    (19,860,394)

 ===================================================================================
 Dividends and/or Distributions to Shareholders
 Distributions from net realized gain:
 Class A                                                 (12,873,705)   (103,683,645)
 Class B                                                  (7,881,656)    (61,125,823)
 Class C                                                  (1,839,669)    (15,442,065)
 Class N                                                          --              --
 Class Y                                                    (321,742)     (1,711,662)

 ===================================================================================
 Capital Stock Transactions
 Net increase (decrease) in net assets resulting from
 capital stock transactions:
 Class A                                                  46,323,847    (224,908,276)
 Class B                                                  11,374,154    (114,394,586)
 Class C                                                   9,956,000     (35,635,653)
 Class N                                                   2,889,520              --
 Class Y                                                   9,297,478         562,999

 ===================================================================================
 Net Assets

 Total decrease                                           (6,704,360)   (576,199,105)
 -----------------------------------------------------------------------------------
 Beginning of period                                     997,891,403   1,574,090,508
                                                        ----------------------------
 End of period (including accumulated net investment
 loss of $101,903 and $107,064, respectively)           $991,187,043  $  997,891,403
                                                        ============================

See accompanying Notes to Financial Statements.

                    18 | OPPENHEIMER QUEST VALUE FUND, INC.

FINANCIAL HIGHLIGHTS

Class A     Year Ended October 31,           2001        2000        1999        1998         1997
======================================================================================================

Per Share Operating Data
Net asset value, beginning of period     $  19.40    $  21.77    $  21.46    $  20.49     $  17.30
------------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income                         .03         .04         .02         .15          .11
Net realized and unrealized gain (loss)     (1.01)        .17        1.28        1.80         4.07
                                         -------------------------------------------------------------
Total income (loss) from
investment operations                        (.98)        .21        1.30        1.95         4.18
------------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income           --          --        (.15)       (.11)        (.07)
Dividends in excess of net investment
income                                         --          --          --/1/       --           --
Distributions from net realized gain         (.45)      (2.58)       (.84)       (.87)        (.92)
                                         -------------------------------------------------------------
Total dividends and/or distributions
to shareholders                              (.45)      (2.58)       (.99)       (.98)        (.99)
------------------------------------------------------------------------------------------------------
Net asset value, end of period           $  17.97    $  19.40    $  21.77    $  21.46     $  20.49
                                         =============================================================

======================================================================================================
Total Return, at Net Asset Value/2/         (5.23)%      1.44%       6.15%       9.87%       25.41%

======================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in
thousands)                               $567,124    $569,086    $906,698    $976,655     $699,230
------------------------------------------------------------------------------------------------------
Average net assets (in thousands)        $593,910    $685,319    $977,120    $853,061     $560,582
------------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income                        0.21%       0.05%       0.07%       0.83%        0.74%
Expenses                                     1.57%       1.61%       1.60%       1.59%/4/     1.60%/4/
Expenses, net of reduction
to excess expenses                            N/A        1.56%        N/A         N/A          N/A
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                        19%         51%         62%         21%          20%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    19 | OPPENHEIMER QUEST VALUE FUND, INC.

FINANCIAL HIGHLIGHTS Continued

Class B Year Ended October 31,               2001       2000       1999       1998          1997
====================================================================================================

Per Share Operating Data
Net asset value, beginning of period     $  18.82   $  21.32   $  21.08   $  20.17      $  17.08
----------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income (loss)                 (.08)      (.17)      (.11)       .07           .05
Net realized and unrealized gain (loss)      (.98)       .25       1.26       1.76          3.97
                                         -----------------------------------------------------------
Total income (loss) from
investment operations                       (1.06)       .08       1.15       1.83          4.02
----------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income           --         --       (.07)      (.05)         (.01)
Dividends in excess of net investment          --         --         --/1/      --            --
income
Distributions from net realized gain         (.45)     (2.58)      (.84)      (.87)         (.92)
                                         -----------------------------------------------------------
Total dividends and/or distributions
to shareholders                              (.45)     (2.58)      (.91)      (.92)         (.93)
----------------------------------------------------------------------------------------------------
Net asset value, end of period           $  17.31   $  18.82   $  21.32   $  21.08      $  20.17
                                         ===========================================================
====================================================================================================
Total Return, at Net Asset Value/2/         (5.83)%     0.79%      5.51%      9.38%        24.71%

====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in
thousands)                               $318,916   $336,225   $520,146   $512,885      $298,348
----------------------------------------------------------------------------------------------------
Average net assets (in thousands)        $346,623   $390,734   $541,440   $417,011      $200,752
----------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income (loss)                (0.45)%    (0.58)%    (0.51)%     0.33%         0.25%
Expenses                                     2.21%      2.24%      2.17%      2.09%/4/      2.10%/4/
Expenses, net of reduction
to excess expenses                            N/A       2.19%       N/A        N/A           N/A
----------------------------------------------------------------------------------------------------
Portfolio turnover rate                        19%        51%        62%        21%           20%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    20 | OPPENHEIMER QUEST VALUE FUND, INC.

Class C      Year Ended October 31,                    2001     2000      1999      1998        1997
=====================================================================================================

Per Share Operating Data
Net asset value, beginning of period              $   18.83 $  21.32  $  21.07  $  20.17 $     17.07
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                          (.05)    (.17)     (.11)       .07         .05
Net realized and unrealized gain (loss)              (1.01)      .26      1.26      1.75        3.98
                                                  ---------------------------------------------------
Total income (loss) from
investment operations                                (1.06)      .09      1.15      1.82        4.03
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income                     --       --     (.06)     (.05)       (.01)
Dividends in excess of net investment income             --       --       --/1/      --          --
Distributions from net realized gain                  (.45)   (2.58)     (.84)     (.87)       (.92)
                                                  ---------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.45)   (2.58)     (.90)     (.92)       (.93)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                    $   17.32 $  18.83  $  21.32  $  21.07 $     20.17
                                                  ===================================================
=====================================================================================================
Total Return, at Net Asset Value/2/                 (5.82)%    0.83%     5.55%     9.32%      24.79%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)          $  81,771 $ 79,102 $ 132,668 $ 140,461 $    82,098
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)                 $  84,956 $ 94,621 $ 143,378 $ 116,160 $    55,969
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income (loss)                        (0.42)%   (0.55)%  (0.48)%     0.33%       0.25%
Expenses                                              2.19%    2.21%     2.15%     2.10%/4/    2.10%/4/
Expenses, net of reduction
to excess expenses                                     N/A     2.16%      N/A       N/A         N/A
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 19%      51%       62%       21%         20%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    21 | OPPENHEIMER QUEST VALUE FUND, INC.

FINANCIAL HIGHLIGHTS Continued

                                              Class N                                        Class Y
                                         Period Ended                                     Year Ended
                                          October 31,                                    October 31,
                                              2001/1/    2001    2000    1999     1998       1997/2/
====================================================================================================

Per Share Operating Data

Net asset value, beginning of period       $  20.01   $ 19.47 $ 21.82 $ 21.54  $ 20.55    $ 16.50
---------------------------------------------------------------------------------------------------

Income (loss) from investment operations:
Net investment income                            --/3/    .04     .04     .08      .21        .10
Net realized and unrealized gain (loss)       (2.05)     (.96)    .19    1.28     1.83       3.95
                                           --------------------------------------------------------
Total income (loss) from
investment operations                         (2.05)     (.92)    .23    1.36     2.04       4.05
---------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income             --        --      --    (.24)    (.18)        --
Dividends in excess of net investment income     --        --      --      --/3/    --         --
Distributions from net realized gain             --      (.45)  (2.58)   (.84)    (.87)        --

--------------------------------------------------------
Total dividends and/or distributions
to shareholders                                  --      (.45)  (2.58)  (1.08)   (1.05)        --
---------------------------------------------------------------------------------------------------
Net asset value, end of period             $  17.96   $ 18.10 $ 19.47 $ 21.82  $ 21.54    $ 20.55
                                           ========================================================
===================================================================================================
Total Return, at Net Asset Value/4/          (10.25)%   (4.89)%  1.54%   6.45%   10.36%     24.55%

===================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)   $  2,696   $20,681 $13,478 $14,579  $10,036    $ 3,086
---------------------------------------------------------------------------------------------------
Average net assets (in thousands)          $    651   $18,259 $12,712 $12,065  $ 5,673    $ 1,372
---------------------------------------------------------------------------------------------------
Ratios to average net assets:/5/
Net investment income (loss)                  (0.13)%    0.52%   0.21%   0.32%    1.30%      1.20%
Expenses                                       1.72%     1.25%   1.45%   1.33%    1.14%/6/   1.19%/6/
Expenses, net of reduction to
excess expenses                                 N/A       N/A    1.40%    N/A      N/A        N/A
Expenses, net of voluntary waiver of
transfer agent fees--Class Y                    N/A      1.22%    N/A     N/A      N/A        N/A
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                          19%       19%     51%     62%      21%        20%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. For the period from December 16, 1996 (inception of offering) to October 31,
1997.
3. Less than $0.005 per share.
4. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
5. Annualized for periods of less than one full year.
6. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    22 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================
1. Significant Accounting Policies

Oppenheimer Quest Value Fund, Inc. (the Fund) is registered under the Investment
Company Act of 1940, as amended, as an open-end management investment company.
The Fund's investment objective is to seek capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The Manager has
entered into a sub-advisory agreement with OpCap Advisors.

   The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class
A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for
Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
(including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value.
Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type"
debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

                    23 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
1. Significant Accounting Policies Continued

Directors' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Directors. Benefits are based on years of service and fees paid to each director during the years of service. During the year ended October 31, 2001, the Fund's projected benefit obligations were decreased by $2,884 and payments of $2,277 were made to retired directors, resulting in an accumulated liability of $101,901 as of October 31, 2001.

   The Board of Directors has adopted a deferred compensation plan for independent directors that enables directors to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Directors in shares of one or more Oppenheimer funds selected by the director. The amount paid to the
Board of Directors under the plan will be determined based upon the performance of the selected funds. Deferral of directors' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

   The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended October 31, 2001, amounts have been reclassified to reflect an increase in additional paid-in capital of $3,028,699, a decrease in accumulated net investment loss of $589,574, and a decrease in accumulated net realized gain on investments of $3,618,273. This reclassification includes $3,028,699 distributed in connection with Fund share redemptions which increased paid-in capital and reduced accumulated net realized gain. Net assets of the Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-
dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received.
Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

                    24 | OPPENHEIMER QUEST VALUE FUND, INC.

--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                    25 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
2. Capital Stock

The Fund has authorized 125 million shares of $1.00 par value capital stock in the aggregate to be apportioned among each class of shares. Transactions in shares of capital stock were as follows:

                                  Year Ended October 31, 2001/1/          Year Ended October 31, 2000
                                   Shares              Amount             Shares                Amount
-------------------------------------------------------------------------------------------------------

Class A
Sold                            9,352,021      $  186,833,455          7,369,319       $   136,341,325
Dividends and/or
distributions reinvested          626,615          12,075,026          5,320,582            99,335,067
Redeemed                       (7,755,675)       (152,584,634)       (25,006,301)         (460,584,668)
                              -------------------------------------------------------------------------
Net increase (decrease)         2,222,961      $   46,323,847        (12,316,400)      $  (224,908,276)
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class B
Sold                            4,296,082      $   82,580,719          2,877,044       $    52,021,342
Dividends and/or
distributions reinvested          381,086           7,118,687          3,169,518            57,747,250
Redeemed                       (4,117,343)        (78,325,252)       (12,581,412)         (224,163,178)
                              -------------------------------------------------------------------------
Net increase (decrease)           559,825      $   11,374,154         (6,534,850)      $  (114,394,586)
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class C
Sold                            1,664,615      $   31,875,328          1,049,415       $    18,987,209
Dividends and/or
distributions reinvested           88,252           1,648,568            811,047            14,785,640
Redeemed                       (1,233,511)        (23,567,896)        (3,881,669)          (69,408,502)
                              -------------------------------------------------------------------------
Net increase (decrease)           519,356      $    9,956,000         (2,021,207)       $  (35,635,653)
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class N
Sold                              152,195      $    2,927,413                 --       $            --
Dividends and/or
distributions reinvested               --                  --                 --                    --
Redeemed                           (2,054)            (37,893)                --                    --
                              -------------------------------------------------------------------------
Net increase (decrease)           150,141      $    2,889,520                 --       $            --
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class Y
Sold                            1,222,217      $   24,487,880            605,486       $    11,164,899
Dividends and/or
distributions reinvested           16,627             321,741             91,386             1,711,661
Redeemed                         (788,350)        (15,512,143)          (673,010)          (12,313,561)
                              -------------------------------------------------------------------------
Net increase (decrease)           450,494      $    9,297,478             23,862       $       562,999
                              =========================================================================

1. For the year ended October 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to October 31, 2001, for
Class N shares.

                    26 | OPPENHEIMER QUEST VALUE FUND, INC.

================================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended October 31, 2001, were
$180,048,441 and $182,864,704, respectively.

As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $922,664,970 was:

      Gross unrealized appreciation               $139,330,426
      Gross unrealized depreciation                (70,185,466)
                                                  ------------
      Net unrealized appreciation (depreciation)  $ 69,144,960
                                                  ============

================================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 1.00% of the first $400 million of average annual net assets of the Fund, 0.90% of the next $400 million, 0.85% of the next $3.2 billion, 0.80% of the next $4 billion and 0.75% of average annual net assets in excess of $8 billion. Effective March
31, 2000, the Manager and the subadvisor had voluntarily agreed to waive advisory fees at an annual rate of 0.05% or 0.10% based on criteria set forth in the prospectus. The foregoing waiver is voluntary and may be terminated by the
Manager or the subadvisor at any time. The Fund's management fee for the year ended October 31, 2001 was an annualized rate of 0.93%.
--------------------------------------------------------------------------------
Subadvisor Fees. The Manager pays OpCap Advisors (the subadvisor) based on the fee schedule set forth in the Prospectus. For the year ended October 31, 2001, the Manager paid $3,120,115 to the subadvisor.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Classes A, B, C, N and Y shares. This voluntary waiver of expenses limits transfer agent fees to 0.35% of average net assets for Classes A, B, C and N shares effective October 1, 2001 and to 0.25%
of average net assets for Class Y shares effective January 1, 2001.
--------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

                    27 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
4. Fees and Other Transactions with Affiliates Continued

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                    Aggregate           Class A     Commissions     Commissions     Commissions     Commissions
                    Front-End         Front-End      on Class A      on Class B      on Class C      on Class N
                Sales Charges     Sales Charges          Shares          Shares          Shares          Shares
                   on Class A       Retained by     Advanced by     Advanced by     Advanced by     Advanced by
Year Ended             Shares       Distributor  Distributor/1/  Distributor/1/  Distributor/1/  Distributor/1/
----------------------------------------------------------------------------------------------------------------

October 31, 2001   $1,162,250          $313,651        $166,769       $1,489,76        $198,443
$26,485

1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                              Class A                    Class B                    Class C
Class N
                  Contingent Deferred        Contingent Deferred        Contingent Deferred         Contingent
Deferred
                        Sales Charges              Sales Charges              Sales Charges               Sales
Charges
                          Retained by                Retained by                Retained by
Retained by
Year Ended                Distributor                Distributor                Distributor
Distributor
------------------------------------------------------------------------------------------------------------------------

October 31, 2001              $22,583                   $666,068
$16,783                         $--

The Fund has adopted Distribution and Service Plans for Class A, Class B, Class
C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Distribution and Service Plan Fees. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund (the Board of Directors can set this rate up to 0.25%). Effective January 1, 2001, the asset-based sales charge rate for Class A shares was reduced from 0.20% to 0.15% of average annual net assets representing Class A shares. Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended October 31, 2001, payments under the Class A Plan totaled $2,423,419, all of which was paid by the Distributor to recipients. That included $108,654 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

                    28 | OPPENHEIMER QUEST VALUE FUND, INC.

   The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

   The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended October 31, 2001, were as follows:

                                                                            Distributor's
                                                        Distributor's           Aggregate
                                                            Aggregate        Unreimbursed
                                               Amount    Unreimbursed       Expenses as %
                  Total Payments          Retained by        Expenses       of Net Assets
                      Under Plan          Distributor      Under Plan            of Class
------------------------------------------------------------------------------------------

Class B Plan          $3,465,165           $2,681,984      $7,837,872                2.46%
Class C Plan             849,121              136,939       1,775,561                2.17
Class N Plan               2,150                1,841          45,387                1.68

==========================================================================================

5. Illiquid Securities
As of October 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of October
31, 2001, was zero.

================================================================================
6. Bank Borrowings
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

   The Fund had no borrowings outstanding during the year ended or at October
31, 2001.

                    29 | OPPENHEIMER QUEST VALUE FUND, INC.

                                                      Appendix A

                                                 RATINGS DEFINITIONS

Below are summaries of the rating  definitions used by the  nationally-recognized  rating agencies listed below. Those ratings  represent the opinion of the agency as to the credit  quality of issues that they rate.  The summaries  below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
----------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa:  Bonds  rated  "Aaa" are  judged to be the best  quality.  They carry the  smallest  degree of  investment  risk.
Interest  payments are protected by a large or by an  exceptionally  stable margin and principal is secure.  While the various  protective  elements are likely to change,  the changes that can be expected are most  unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards.  Together with the "Aaa" group,  they comprise what are  generally  known as  high-grade  bonds.  They are  rated  lower  than the  best  bonds  because  margins  of protection  may not be as large as with "Aaa"  securities  or  fluctuation  of  protective  elements may be of greater amplitude or there may be other  elements  present which make the long-term risk appear  somewhat  larger than that of
"Aaa" securities.

A: Bonds rated "A" possess many  favorable  investment  attributes  and are to be  considered  as  upper-medium  grade obligations.  Factors giving  security to principal and interest are  considered  adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa:  Bonds rated "Baa" are  considered  medium-grade  obligations;  that is, they are neither  highly  protected  nor poorly  secured.  Interest  payments and principal  security  appear  adequate for the present but certain  protective elements  may be  lacking  or may be  characteristically  unreliable  over any great  length of time.  Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements.  Their future cannot be considered  well-assured.  Often the protection of interest and principal  payments may be very moderate and thereby not well  safeguarded  during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack  characteristics  of the desirable  investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds  rated  "Caa" are of poor  standing.  Such  issues may be in default or there may be present  elements  of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent  obligations  which are speculative in a high degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds  rated "C" are the lowest  class of rated bonds and can be regarded as having  extremely  poor  prospects  of ever attaining any real investment standing.
Con. (...):  Bonds for which the security  depends on the  completion of some act or the  fulfillment  of some condition are rated  conditionally.  These bonds are secured by (a)  earnings of projects  under  construction,  (b) earnings of projects  unseasoned in operating  experience,  (c) rentals that begin when facilities are completed,  or (d) payments to which some other  limiting  condition  attaches.  The  parenthetical  rating denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies  numerical  modifiers 1, 2, and 3 in each generic rating  classification  from "Aa" through "Caa." The modifier "1" indicates that the obligation  ranks in the higher end of its generic rating  category;  the modifier "2"
indicates a mid-range  ranking;  and the  modifier  "3"  indicates a ranking in the lower end of that  generic  rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These  ratings  apply to the ability of issuers to honor  senior debt  obligations  having an  original  maturity  not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2:  Issuer has a strong  ability for  repayment  of senior  short-term  debt  obligations.  Earnings  trends and coverage ratios,  while sound, may be more subject to variation.  Capitalization  characteristics,  while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable  ability for  repayment of senior  short-term  obligations.  The effect of industry characteristics and market  compositions may be more pronounced.  Variability in earnings and profitability may result in changes in the level of debt protection  measurements and may require relatively high financial leverage.  Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
----------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA:  Bonds rated "AAA" have the highest  rating  assigned by Standard & Poor's.  The  obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated  obligations only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and economic conditions  than  obligations  in  higher-rated  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit  adequate  protection  parameters.  However,  adverse  economic  conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

BB, B, CCC, CC, and C
Bonds rated "BB",  "B",  "CCC",  "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates the least degree of speculation,  and "C" the highest.  While such obligations will likely have some quality and  protective  characteristics,  these may be  outweighed  by large  uncertainties  or major  exposures  to  adverse conditions.
BB: Bonds rated "BB" are less  vulnerable to  nonpayment  than other  speculative  issues.  However,  these face major ongoing  uncertainties  or exposure to adverse  business,  financial,  or economic  conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment than  obligations  rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently vulnerable to nonpayment,  and are dependent upon favorable business,  financial, and economic  conditions for the obligor to meet its financial  commitment on the obligation.  In the event of adverse business,  financial  or economic  conditions,  the obligor is not likely to have the  capacity to meet its  financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The "C"
rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken, but  payments on this  obligation  are being  continued.  A "C" also will be  assigned  to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated  "D" are in  default.  Payments  on the  obligation  are not  being  made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's believes that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar action if payments on an obligation are jeopardized.

The  ratings  from "AA" to "CCC" may be  modified  by the  addition  of a plus (+) or minus (-) sign to show  relative standing  within  the major  rating  categories.  The "r"  symbol is  attached  to the  ratings  of  instruments  with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1:  Obligation  is rated in the highest  category.  The obligor's  capacity to meet its financial  commitment on the obligation is strong.  Within this category, a plus (+) sign designation  indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation  is  somewhat  more  susceptible  to the adverse  effects of changes in  circumstances  and  economic conditions  than  obligations  in higher rating  categories.  However,  the  obligor's  capacity to meet its financial commitment on the obligation is satisfactory.

A-3:  Obligation  exhibits  adequate  protection  parameters.   However,   adverse  economic  conditions  or  changing
circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

B: Obligation is regarded as having significant  speculative  characteristics.  The obligor currently has the capacity to meet its financial  commitment on the obligation.  However,  it faces major ongoing  uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C:  Obligation  is currently  vulnerable  to nonpayment  and is dependent  upon  favorable  business,  financial,  and economic conditions for the obligor to meet its financial commitment on the obligation.

D:  Obligation  is in  payment  default.  Payments  on the  obligation  have not been made on the due date even if the applicable  grace period has not expired,  unless  Standard and Poor's believes that such payments will be made during such grace  period.  The "D"  rating  will also be used upon the filing of a  bankruptcy  petition  or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
----------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA:  Highest Credit  Quality.  "AAA" ratings denote the lowest  expectation of credit risk. They are assigned only in the case of  exceptionally  strong  capacity for timely  payment of  financial  commitments.  This  capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial  commitments.  This capacity is not  significantly  vulnerable to foreseeable events.

A: High Credit  Quality.  "A" ratings  denote a low  expectation  of credit risk.  The capacity for timely  payment of financial  commitments  is  considered  strong.  This  capacity may,  nevertheless,  be more  vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB:  Good Credit  Quality.  "BBB"  ratings  indicate that there is currently a low  expectation  of credit risk.  The capacity for timely payment of financial  commitments is considered  adequate,  but adverse  changes in  circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings  indicate that there is a possibility of credit risk  developing,  particularly as the result of adverse  economic change over time.  However,  business or financial  alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly  Speculative.  "B" ratings indicate that significant credit risk is present,  but a limited margin of safety remains.  Financial commitments are currently being met. However,  capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real  possibility.  Capacity for meeting  financial  commitments is solely reliant upon sustained,  favorable  business or economic  developments.  A "CC" rating  indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D:  Default.  The ratings of  obligations  in this  category are based on their  prospects  for achieving partial or full recovery in a  reorganization  or  liquidation  of the obligor.  While  expected  recovery  values are highly  speculative  and cannot be estimated  with any precision,  the following  serve as general  guidelines.  "DDD"
obligations  have the highest  potential for recovery,  around 90%-100% of outstanding  amounts and accrued  interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities  rated in this category have  defaulted on some or all of their  obligations.  Entities  rated "DDD" have the highest  prospect for  resumption  of  performance  or  continued  operation  with or without a formal  reorganization process.  Entities rated "DD" and "D" are generally undergoing a formal  reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their  outstanding  obligations,  while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating  symbol to denote  relative  status  within the major  rating categories.  Plus and  minus  signs  are not  added  to the  "AAA"  category  or to  categories  below  "CCC,"  nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1: Highest credit  quality.  Strongest  capacity for timely payment of financial  commitments.  May have an added "+"
to denote any exceptionally strong credit feature.

F2: Good credit  quality.  A  satisfactory  capacity for timely  payment of financial  commitments,  but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit  quality.  Capacity  for timely  payment of financial  commitments  is  adequate.  However,  near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative.  Minimal  capacity  for timely  payment of financial  commitments,  plus  vulnerability  to near-term adverse changes in financial and economic conditions.

C:  High  default  risk.  Default  is a real  possibility.  Capacity  for  meeting  financial  commitments  is  solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                    Appendix B
----------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
----------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                Appendix C

                        OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the  Oppenheimer  funds  or
the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6  That     is
because of the  economies  of sales  efforts  realized by  OppenheimerFunds  Distributor,  Inc.,  (referred to in this document as the  "Distributor"),  or by dealers or other  financial  institutions  that offer those  shares to certain classes of investors.

Not all waivers apply to all funds.  For example,  waivers  relating to Retirement  Plans do not apply to  Oppenheimer municipal  funds,  because  shares of those funds are not available for purchase by or on behalf of retirement  plans.
Other waivers apply only to shareholders of certain funds.

For  the  purposes  of  some of the  waivers  described  below  and in the  Prospectus  and  Statement  of  Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"),  including traditional IRAs, Roth IRAs, SEP-IRAs,  SARSEPs or SIMPLE plans

The  interpretation  of these provisions as to the  applicability  of a special  arrangement or waiver in a particular case is in the sole  discretion  of the  Distributor  or the  transfer  agent  (referred  to in this  document  as the
"Transfer  Agent") of the  particular  Oppenheimer  fund.  These  waivers and special  arrangements  may be amended or terminated at any time by a particular  fund, the  Distributor,  and/or  OppenheimerFunds,  Inc.  (referred to in this document as the "Manager").

Waivers  that apply at the time  shares  are  redeemed  must be  requested  by the  shareholder  and/or  dealer in the redemption request.
I.       Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of  Oppenheimer  Funds That Are Not Subject to Initial  Sales Charge but May Be Subject to
the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no  initial  sales  charge on  purchases  of Class A shares of any of the  Oppenheimer  funds in the cases  listed  below.  However,  these  purchases  may be subject to the Class A contingent  deferred  sales charge if redeemed within 18 months of the end of the calendar month of their purchase,  as described in the Prospectus  (unless a waiver  described  elsewhere in this Appendix applies to the  redemption).  Additionally,  on shares purchased under these  waivers  that are  subject to the Class A  contingent  deferred  sales  charge,  the  Distributor  will pay the
applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."9 This       waiver
provision applies to:
-        Purchases of Class A shares aggregating $1 million or more.
-        Purchases of Class A shares by a  Retirement  Plan that was  permitted  to purchase  such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.
-        Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker,  dealer, bank or registered  investment adviser that has made special arrangements with the
              Distributor for those purchases, or
(2)      by a direct rollover of a distribution  from a qualified  Retirement Plan if the  administrator  of that Plan has made special arrangements with the Distributor for those purchases.
      -           Purchases  of Class A shares  by  Retirement  Plans  that have any of the  following  record-keeping arrangements:
(1)      The record  keeping is performed by Merrill Lynch Pierce Fenner & Smith,  Inc.  ("Merrill  Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the  record-keeping  service agreement  with  Merrill  Lynch,  the Plan must have $3 million or more of its  assets  invested  in (a)
              mutual  funds,  other than  those  advised or managed  by  Merrill  Lynch  Investment  Management,  L.P.
              ("MLIM"),  that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal  underwriter  or  distributor,  and (b) funds advised or managed by MLIM (the funds  described in (a) and (b) are referred to as "Applicable Investments").
(2)      The record keeping for the Retirement  Plan is performed on a daily  valuation basis by a record keeper whose services are provided  under a contract or arrangement  between the  Retirement  Plan and Merrill Lynch.
              On the date the plan sponsor signs the record keeping  service  agreement  with Merrill Lynch,  the Plan must have $3 million or more of its assets  (excluding  assets  invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement  Plan is handled under a service  agreement with Merrill Lynch and on the date the plan sponsor signs that  agreement,  the Plan has 500 or more eligible  employees (as determined by the Merrill Lynch plan conversion manager).
      -           Purchases  by a  Retirement  Plan whose  record  keeper  had a  cost-allocation  agreement  with the
      Transfer Agent on or before March 1, 2001.

II.      Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares  purchased by the following  investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
-        The Manager or its affiliates.
-        Present or former officers,  directors,  trustees and employees (and their "immediate families") of the Fund, the Manager and its  affiliates,  and  retirement  plans  established by them for their  employees.  The term
         "immediate family" refers to one's spouse, children,  grandchildren,  grandparents,  parents, parents-in-law, brothers and sisters,  sons- and  daughters-in-law,  a sibling's spouse, a spouse's siblings,  aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
-        Registered management  investment companies,  or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees  and  registered  representatives  (and their  spouses)  of dealers or brokers  described  above or financial  institutions  that have  entered into sales  arrangements  with such dealers or brokers (and which are  identified  as such to the  Distributor)  or with the  Distributor.  The  purchaser  must certify to the
         Distributor  at the time of  purchase  that the  purchase  is for the  purchaser's  own  account  (or for the benefit of such employee's spouse or minor children).
-        Dealers,  brokers,  banks or  registered  investment  advisors  that have entered into an agreement  with the
         Distributor  providing  specifically for the use of shares of the Fund in particular investment products made available to their clients.  Those clients may be charged a transaction fee by their dealer,  broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment  advisors and  financial  planners  who have  entered into an agreement  for this purpose with the
         Distributor  and who charge an advisory,  consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi  trusts" that buy shares for their own  accounts,  if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment  advisors or financial  planners  (that have entered into an agreement for this purpose with the  Distributor)  who buy shares for their own accounts may also purchase  shares  without sales charge but only if their accounts are linked to a master account of their  investment  advisor or financial  planner on the books and records of the broker,  agent or financial  intermediary with which the Distributor has made such special  arrangements . Each of these  investors may be charged a fee by the broker,  agent or financial intermediary for purchasing shares.
-        Directors,  trustees,  officers or full-time  employees of OpCap Advisors or its affiliates,  their relatives or any  trust,  pension,  profit  sharing or other  benefit  plan which  beneficially  owns  shares for those persons.
-        Accounts for which  Oppenheimer  Capital (or its successor) is the investment  advisor (the  Distributor must be advised of this  arrangement)  and persons who are  directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers,  brokers,  banks,  or registered  investment  advisers that have entered into an agreement  with the
         Distributor to sell shares to defined  contribution  employee  retirement plans for which the dealer,  broker or investment adviser provides administration services.
-        Retirement  Plans and  deferred  compensation  plans and trusts  used to fund  those  plans  (including,  for example,  plans qualified or created under sections  401(a),  401(k),  403(b) or 457 of the Internal  Revenue
         Code),  in each case if those  purchases  are made through a broker,  agent or other  financial  intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000  401(k) plan  (sponsored by the former Quest for Value  Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were  exchanged  for Class A shares of that Fund due to the  termination  of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified  Retirement  Plan that had agreed with the former Quest for Value Advisors to purchase  shares of any of the Former  Quest for Value Funds at net asset value,  with such shares to be held through  DCXchange, a sub-transfer  agency mutual fund  clearinghouse,  if that  arrangement  was consummated and share purchases commenced by December 31, 1996.

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A  shares  issued  or  purchased  in the  following  transactions  are not  subject  to  sales  charges  (and no concessions are paid by the Distributor on such purchases):
      -           Shares issued in plans of reorganization,  such as mergers,  asset acquisitions and exchange offers, to which the Fund is a party.
-        Shares  purchased by the reinvestment of dividends or other  distributions  reinvested from the Fund or other
         Oppenheimer  funds (other than  Oppenheimer Cash Reserves) or unit investment  trusts for which  reinvestment arrangements have been made with the Distributor.
-        Shares purchased  through a broker-dealer  that has entered into a special  agreement with the Distributor to allow the  broker's  customers  to purchase  and pay for shares of  Oppenheimer  funds using the  proceeds of shares  redeemed in the prior 30 days from a mutual fund (other than a fund  managed by the Manager or any of its  subsidiaries)  on which an initial  sales charge or  contingent  deferred  sales  charge was paid.  This waiver also applies to shares  purchased by exchange of shares of  Oppenheimer  Money Market Fund,  Inc. that were  purchased and paid for in this manner.  This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares  purchased  with the proceeds of maturing  principal  units of any Qualified  Unit  Investment  Liquid
         Trust Series.
-        Shares  purchased by the  reinvestment of loan repayments by a participant in a Retirement Plan for which the
         Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A  contingent  deferred  sales  charge is also  waived if shares  that  would  otherwise  be  subject to the contingent deferred sales charge are redeemed in the following cases:
      -           To make  Automatic  Withdrawal  Plan payments  that are limited  annually to no more than 12% of the account value adjusted annually.
-        Involuntary  redemptions of shares by operation of law or involuntary  redemptions of small accounts  (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions  from Retirement  Plans,  deferred  compensation  plans or other employee benefit plans for any of the following purposes:
(1)      Following  the  death  or  disability  (as  defined  in the  Internal  Revenue  Code) of the  participant  or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified  Domestic  Relations  Order, as defined in the Internal Revenue Code, or, in the case of an
                IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
(10)     Participant-directed  redemptions  to purchase  shares of a mutual  fund  (other  than a fund  managed by the
                Manager  or a  subsidiary  of the  Manager)  if the  plan  has  made  special  arrangements  with  the
                Distributor.
(11)     Plan  termination or "in-service  distributions,"  if the redemption  proceeds are rolled over directly to an
                OppenheimerFunds-sponsored IRA.
     -   For distributions from Retirement Plans having 500 or more eligible  employees,  except  distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
      -           For  distributions  from 401(k) plans sponsored by  broker-dealers  that have entered into a special agreement with the Distributor allowing this waiver.

III.   Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B,  Class C and Class N  contingent  deferred  sales  charges  will not be applied  to shares  purchased  in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent  deferred  sales charges will be waived for  redemptions  of shares in the following cases:
-        Shares redeemed  involuntarily,  as described in "Shareholder  Account Rules and Policies," in the applicable
         Prospectus.
-        Redemptions  from  accounts  other  than  Retirement  Plans  following  the death or  disability  of the last surviving  shareholder,  including  a trustee  of a grantor  trust or  revocable  living  trust for which the trustee is also the sole  beneficiary.  The death or  disability  must have  occurred  after the  account was established,  and for disability  you must provide  evidence of a  determination  of disability by the Social
         Security Administration.
-        Distributions  from accounts for which the  broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions  of Class B shares held by  Retirement  Plans whose records are  maintained on a daily  valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions  of Class C shares of  Oppenheimer  U.S.  Government  Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions  requested in writing by a Retirement  Plan sponsor of Class C shares of an  Oppenheimer  fund in amounts  of $1  million  or more  held by the  Retirement  Plan for more  than one  year,  if the  redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.
-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following  the  death  or  disability  (as  defined  in the  Internal  Revenue  Code) of the  participant  or beneficiary.  The death or disability  must occur after the  participant's  account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make  distributions  required  under a  Qualified  Domestic  Relations  Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed  redemptions  to purchase  shares of a mutual  fund  (other  than a fund  managed by the
                Manager or a subsidiary  of the Manager)  offered as an  investment  option in a Retirement  Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions  made on  account  of a plan  termination  or  "in-service"  distributions,  if the  redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
(12)     Distributions  from  Retirement  Plans  having 500 or more  eligible  employees,  except  distributions  made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For  distributions  from a  participant's  account under an Automatic  Withdrawal  Plan after the participant reaches  age 59 1/2,  as long as the  aggregate  value of the  distributions  does not  exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions  of Class B  shares  under an  Automatic  Withdrawal  Plan  for an  account  other  than a
                Retirement  Plan, if the aggregate  value of the redeemed  shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For  distributions  from 401(k)  plans  sponsored by  broker-dealers  that have entered into a special arrangement with the Distributor allowing this waiver.
         -    Redemptions  of Class B shares or Class C shares  under an  Automatic  Withdrawal  Plan from an  account other than a  Retirement  Plan if the  aggregate  value of the  redeemed  shares does not exceed 10% of the  account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The  contingent  deferred  sales  charge is also waived on Class B and Class C shares sold or issued in the  following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to  registered  management  investment  companies  or separate  accounts of  insurance  companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers,  directors,  trustees or employees (and their "immediate families"
              as defined above in Section  I.A.) of the Fund,  the Manager and its  affiliates  and  retirement  plans established by them for their employees.

IV.      Special Sales Charge  Arrangements for  Shareholders of Certain  Oppenheimer  Funds Who Were  Shareholders of
         Former Quest for Value Funds

The initial and contingent  deferred sales charge rates and waivers for Class A, Class B and Class C shares  described in the Prospectus or Statement of Additional  Information  of the  Oppenheimer  funds are modified as described  below for certain  persons who were  shareholders  of the former Quest for Value Funds.  To be eligible,  those persons must have been  shareholders  on November 24, 1995,  when  OppenheimerFunds,  Inc.  became the investment  advisor to those former Quest for Value Funds.  Those funds include:

    Oppenheimer Quest Value Fund, Inc.                     Oppenheimer Small Cap Value Fund
    Oppenheimer Quest Balanced Value Fund                  Oppenheimer Quest Global Value Fund, Inc.
    Oppenheimer Quest Opportunity Value Fund

    These  arrangements  also apply to shareholders of the following  funds when they merged (were  reorganized)  into various Oppenheimer funds on November 24, 1995:

  Quest for Value U.S. Government Income Fund               Quest for Value New York Tax-Exempt Fund
  Quest for Value Investment Quality Income Fund            Quest for Value National Tax-Exempt Fund
  Quest for Value Global Income Fund                        Quest for Value California Tax-Exempt Fund

         All of the funds  listed above are referred to in this  Appendix as the "Former  Quest for Value  Funds." The waivers  of  initial  and  contingent  deferred  sales  charges  described  in this  Appendix  apply to  shares  of an
Oppenheimer fund that are either:
      -           acquired by such  shareholder  pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
         -        purchased by such  shareholder by exchange of shares of another  Oppenheimer fund that were acquired pursuant to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on November  24,
1995.

A.  Reductions or Waivers of Class A Sales Charges.

         - -  Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases  by Groups and  Associations.  The  following  table sets forth the initial  sales  charge rates for Class A shares  purchased  by members of  "Associations"  formed for any purpose  other than the purchase of  securities.  The rates in the table apply if that  Association  purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- ---------------------------- ----------------------------
Number of Eligible  Employees  Initial  Sales  Charge as a  Initial  Sales  Charge as a  Concession    as    %    of
or Members                     % of Offering Price          % of Net Amount Invested     Offering Price
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                     2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more  2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For  purchases by  Associations  having 50 or more eligible  employees or members,  there is no initial sales charge on purchases of Class A shares,  but those shares are subject to the Class A contingent  deferred  sales charge described in the applicable fund's Prospectus.

         Purchases  made under this  arrangement  qualify  for the lower of either the sales  charge rate in the table based on the  number  of  members  of an  Association,  or the  sales  charge  rate  that  applies  under the Right of
Accumulation  described in the applicable fund's Prospectus and Statement of Additional  Information.  Individuals who
qualify under this  arrangement  for reduced sales charge rates as members of  Associations  also may purchase  shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales  Charges for Certain  Shareholders.  Class A shares  purchased by the  following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders  who  were  shareholders  of the AMA  Family  of  Funds on  February  28,  1991 and who
                  acquired  shares of any of the  Former  Quest for Value  Funds by merger of a  portfolio  of the AMA
                  Family of Funds.
              -   Shareholders  who  acquired  shares  of any  Former  Quest  for  Value  Fund by merger of any of the portfolios of the Unified Funds.
         - -  Waiver of Class A  Contingent  Deferred  Sales  Charge in Certain  Transactions.  The Class A contingent deferred sales charge will not apply to redemptions  of Class A shares  purchased by the following  investors who were shareholders of any Former Quest for Value Fund:

         Investors  who  purchased  Class A shares from a dealer that is or was not  permitted to receive a sales load or redemption  fee imposed on a  shareholder  with whom that dealer has a fiduciary  relationship,  under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers  for  Redemptions  of Shares  Purchased  Prior to March 6, 1995.  In the  following  cases,  the contingent  deferred  sales  charge  will be  waived  for  redemptions  of  Class A,  Class B or Class C shares  of an
Oppenheimer  fund.  The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange  from an  Oppenheimer  fund that was a Former Quest for Value Fund or into which such fund  merged.  Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an  automatic  withdrawal  plan  holding  only either Class B or Class C shares if the annual  withdrawal  does not exceed 10% of the  initial  value of the  account  value, adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for  Redemptions  of Shares  Purchased on or After March 6, 1995 but Prior to November 24, 1995.
In the following  cases,  the contingent  deferred sales charge will be waived for  redemptions of Class A, Class B or
Class C shares of an  Oppenheimer  fund.  The shares must have been acquired by the merger of a Former Quest for Value
Fund into the fund or by exchange from an  Oppenheimer  fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund  merged.  Those  shares must have been  purchased on or after March 6, 1995,  but prior to
November 24, 1995:
-        redemptions  following the death or  disability of the  shareholder(s)  (as evidenced by a  determination  of total disability by the U.S. Social Security Administration);
-        withdrawals  under an  automatic  withdrawal  plan (but only for Class B or Class C shares)  where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A  shareholder's  account will be credited with the amount of any  contingent  deferred  sales charge paid on the  redemption  of any Class A, Class B or Class C shares of the  Oppenheimer  fund  described in this section if the proceeds  are  invested  in the same Class of shares in that fund or  another  Oppenheimer  fund  within 90 days after redemption.

V.   Special  Sales Charge  Arrangements  for  Shareholders  of Certain  Oppenheimer  Funds Who Were  Shareholders  of
Connecticut Mutual Investment Accounts, Inc.

The initial and  contingent  deferred  sale charge  rates and waivers for Class A and Class B shares  described in the respective  Prospectus (or this Appendix) of the following  Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described  below for those Fund  shareholders  who were  shareholders of the following funds (referred to as the "Former  Connecticut  Mutual Funds") on March 1, 1996,  when  OppenheimerFunds,  Inc.  became the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account                             Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account              CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account                             CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account                             CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class  A  Contingent  Deferred  Sales  Charge.  Certain  shareholders  of a Fund  and the  other  Former
Connecticut  Mutual Funds are entitled to continue to make  additional  purchases of Class A shares at net asset value without a Class A initial  sales  charge,  but subject to the Class A  contingent  deferred  sales  charge that was in effect  prior to March 18, 1996 (the "prior Class A CDSC").  Under the prior Class A CDSC,  if any of those shares are redeemed within one year of purchase,  they will be assessed a 1% contingent  deferred sales charge on an amount equal to the  current  market  value or the  original  purchase  price of the shares  sold,  whichever  is smaller  (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund and other Former  Connecticut  Mutual Funds were $500,000 prior to March  18,  1996,  as a result  of direct  purchases  or  purchases  pursuant  to the  Fund's policies on Combined  Purchases  or Rights of  Accumulation,  who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
(2)      persons whose intended  purchases  under a Statement of Intention  entered into prior to March 18, 1996, with the former general  distributor of the Former  Connecticut  Mutual Funds to purchase  shares valued at
                $500,000 or more over a 13-month  period  entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

         Any of the Class A shares of a Fund and the other  Former  Connecticut  Mutual  Funds that were  purchased at net asset value prior to March 18, 1996,  remain  subject to the prior Class A CDSC, or if any  additional  shares are purchased by those  shareholders  at net asset value  pursuant to this  arrangement  they will be subject to the prior
Class A CDSC.

         -    Class A Sales  Charge  Waivers.  Additional  Class A shares of a Fund may be  purchased  without a sales charge,  by a person who was in one (or more) of the  categories  below and acquired Class A shares prior to March 18,
1996, and still holds Class A shares:
(1)      any  purchaser,  provided  the total  initial  amount  invested  in the Fund or any one or more of the Former
                Connecticut  Mutual  Funds  totaled  $500,000  or more,  including  investments  made  pursuant to the
                Combined Purchases,  Statement of Intention and Rights of Accumulation  features available at the time of the initial  purchase and such  investment  is still held in one or more of the Former  Connecticut
                Mutual Funds or a Fund into which such Fund merged;
(2)      any  participant  in a qualified  plan,  provided that the total initial  amount  invested by the plan in the
                Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
(3)      Directors  of the  Fund or any one or more of the  Former  Connecticut  Mutual  Funds  and  members  of their immediate families;
(4)      employee  benefit plans  sponsored by Connecticut  Mutual  Financial  Services,  L.L.C.  ("CMFS"),  the prior distributor  of the  Former  Connecticut  Mutual  Funds,  and its  affiliated  companies;  one or more members of a group of at least 1,000  persons (and persons who are retirees  from such group)  engaged in a common  business,  profession,  civic or charitable  endeavor or other activity,  and the spouses and minor dependent  children of such persons,  pursuant to a marketing  program between CMFS and such group; and
(5)      an  institution  acting as a fiduciary on behalf of an individual or  individuals,  if such  institution  was directly  compensated by the  individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former  Connecticut  Mutual Funds,  provided the  institution  had an agreement with CMFS.

         Purchases  of Class A shares  made  pursuant  to (1) and (2) above may be  subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally,  Class A shares of a Fund may be  purchased  without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut  Mutual Life Insurance  Company through the Panorama Separate
Account which is beyond the applicable  surrender  charge period and which was used to fund a qualified  plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.  Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the  Prospectus  and in this Appendix,  above,  the contingent  deferred sales charge  will be waived for  redemptions  of Class A and Class B shares of a Fund and  exchanges  of Class A or Class B shares of a Fund into  Class A or Class B shares of a Former  Connecticut  Mutual  Fund  provided  that the Class A or
Class B shares  of the Fund to be  redeemed  or  exchanged  were (i)  acquired  prior to March  18,  1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund.  Additionally,  the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
(1)      by the estate of a deceased shareholder;
(2)      upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
(3)      for retirement  distributions  (or loans) to participants or  beneficiaries  from retirement  plans qualified under  Sections  401(a) or  403(b)(7)of  the Code, or from IRAs,  deferred  compensation  plans created under Section 457 of the Code, or other employee benefit plans;
(4)      as tax-free returns of excess contributions to such retirement or employee benefit plans;
(5)      in whole or in part, in connection with shares sold to any state,  county,  or city, or any  instrumentality, department,  authority,  or agency  thereof,  that is prohibited by  applicable  investment  laws from paying a sales  charge or  concession  in  connection  with the  purchase of shares of any  registered investment management company;
(6)      in  connection  with the  redemption  of  shares of the Fund due to a  combination  with  another  investment company by virtue of a merger, acquisition or similar reorganization transaction;
(7)      in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
(8)      in connection  with  automatic  redemptions of Class A shares and Class B shares in certain  retirement  plan accounts  pursuant to an  Automatic  Withdrawal  Plan but limited to no more than 12% of the  original value annually; or
(9)      as  involuntary  redemptions  of shares by  operation  of law,  or under  procedures  set forth in the Fund's
                Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.      Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.

Shareholders of Oppenheimer  Municipal Bond Fund,  Oppenheimer U.S.  Government  Trust,  Oppenheimer  Strategic Income
Fund and  Oppenheimer  Capital  Income Fund who  acquired  (and still  hold)  shares of those funds as a result of the reorganization  of series of Advance  America Funds,  Inc. into those  Oppenheimer  funds on October 18, 1991, and who held shares of Advance  America Funds,  Inc. on March 30, 1990, may purchase Class A shares of those four  Oppenheimer funds at a maximum sales charge rate of 4.50%.

         VII.   Sales Charge  Waivers on Purchases of Class M Shares of  Oppenheimer  Convertible  Securities
         Fund

Oppenheimer  Convertible  Securities  Fund  (referred to as the "Fund" in this section) may sell Class M shares at net asset value  without any initial sales charge to the classes of investors  listed below who,  prior to March 11, 1996, owned  shares of the Fund's  then-existing  Class A and were  permitted  to purchase  those  shares at net asset value without sales charge:
-        the Manager and its affiliates,
-        present or former officers,  directors,  trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional  Information) of the Fund, the Manager and its affiliates,  and retirement plans established by them or the prior investment advisor of the Fund for their employees,
-        registered  management  investment  companies  or  separate  accounts  of  insurance  companies  that  had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-        dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase shares for their own accounts or for retirement plans for their employees,
-        employees  and  registered  representatives  (and their  spouses)  of dealers  or  brokers  described  in the preceding section or financial  institutions that have entered into sales  arrangements with those dealers or brokers  (and whose  identity  is made known to the  Distributor)  or with the  Distributor,  but only if the
         purchaser   certifies  to  the   Distributor  at  the  time  of  purchase  that  the  purchaser  meets  these qualifications,
-        dealers,  brokers, or registered  investment advisors that had entered into an agreement with the Distributor or the prior  distributor  of the Fund  specifically  providing  for the use of Class M shares of the Fund in specific investment products made available to their clients, and
-        dealers,  brokers or registered  investment  advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined  contribution  employee  retirement plans for which the dealer, broker, or investment advisor provides administrative services.

225SAI_0202.

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Oppenheimer Quest Value Fund, Inc.
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Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Auditors
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820